UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ALFA CORPORATION

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ALFA CORPORATION

P.O. BOX 11000

Montgomery, Alabama 36191-0001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Alfa Corporation:

Notice is hereby given that the Annual Meeting of the stockholders of Alfa Corporation will be held at the Executive Offices of the Company, 2108 East South Boulevard, Montgomery, Alabama, on April 28, 2005, at 10:00 a.m., for the purpose of considering and acting upon the following:

(1)	To elect a Board of Directors to serve until the next annual meeting of stockholders.

(2)	To approve the 2005 Amended and Restated Stock Incentive Plan.

(3)	To receive the report of officers (without taking any action thereon) and to transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 17, 2005, has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. The stock transfer books of the Company will not be closed.

The Company’s Proxy Statement is submitted herewith, together with the Annual Report for the Year ended December 31, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

H. Al Scott

Secretary

DATED: March 24, 2005

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

ALFA CORPORATION

P. O. BOX 11000

Montgomery, Alabama 36191-0001

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2005

This proxy statement and the accompanying proxy are being furnished on or about March 24, 2005 to the stockholders of Alfa Corporation (the “Company”) by the Company in connection with the solicitation of proxies on behalf of management of the Company for use only at the annual meeting of stockholders to be held on April 28, 2005, and any and all adjournments thereof.

If the enclosed proxy form is properly executed and received by the Company prior to the vote taken at such meeting, shares represented thereby will be voted in the manner thereon, and in the absence of specification will be voted FOR the election of all management nominees for directors and FOR approval of the 2005 Amended and Restated Stock Incentive Plan. If no instructions are given, proxies will also be voted in accordance with the discretion of the proxy holders as to any shareholder proposal that may come before the meeting provided that the Company did not have notice of the proposal at least 45 days before March 24, 2005. If any of the management nominees should become unavailable to serve at the time of the meeting, the shares represented by the proxies not withholding authority will be voted for the remaining management nominees and for any substitute nominee (or nominees, as the case may be) designated by the Board of Directors or in the absence of such designation by the Board of Directors in accordance with the judgment of the persons holding such proxies. Management has no reason to believe that any management nominee will be unable or unwilling to serve as director if elected. The Company will bear the cost arising in connection with this solicitation. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

REVOCABILITY OF PROXY

The stockholder giving the enclosed proxy for voting the shares thereby represented has the power to revoke it at any time before it is exercised. The proxy may be revoked by executing a subsequently dated proxy, or by other written notice delivered to the Secretary of the Company, or by attendance at the stockholders meeting and giving notice to the Secretary or inspector appointed for the meeting of his intention to revoke the proxy. The executive offices of the Company are located at 2108 East South Boulevard, P. O. Box 11000, Montgomery, Alabama 36191-0001.

VOTING SECURITIES AND PRINCIPAL HOLDERS

All of the outstanding capital stock of the Company is $1.00 par value common stock. Each share is entitled to one vote. At the close of business on February 21, 2005, there were 80,160,5021 shares of stock outstanding and entitled to vote. Stockholders entitled to vote in person or by proxy are stockholders of record at the close of business on March 17, 2005.

The following table contains information concerning anyone known by the Company to be beneficial owner of more than 5% of the Company’s outstanding common shares as of January 1, 2005.

Name and Address	Number of Shares Owned	Percent
Alfa Mutual Ins. Co. (AMI) P. O. Box 11000 Montgomery, AL 36191	34,296,747	42.79

Alfa Mutual Fire Ins. Co. (AMF) P. O. Box 11000 Montgomery, AL 36191	9,187,970	11.46

Alfa Mutual General Insurance Company (AMG) owns 631,165 shares which is 0.80% of the outstanding common shares.

AMI, AMF, and AMG each disclaim beneficial ownership of shares held by the other companies.

PROPOSAL 1

ELECTION OF DIRECTORS

The By-laws call for the election of directors annually. Accordingly, all of the directors of the Company will stand for election.

All nominees of management for election as directors currently serve as directors of the Company.

Vote Required: The affirmative vote of the holders of a majority of the Common Stock represented by proxy or in person at the meeting at which a quorum is present shall be required for the election of directors. Proxies solicited by Management will be voted FOR the election of management nominees for directors, unless specified to the contrary in such proxies.

Your Board of Directors recommends that you vote FOR the election of management nominees for directors.

[1]	There are an additional 16,000 shares outstanding issued to Alfa Life Insurance Corporation (ALIC), a subsidiary of the Company, upon organization of the Company, which are not entitled to be voted or counted for quorum purposes as long as they are owned by ALIC.

The following table sets forth as of January 1, 2005 information concerning each of the nominees’ present offices and positions held with the Company, his principal occupation or employment during the last five years, the date he first became a director, directorships in other publicly held companies, and the approximate number of shares beneficially owned by each of them. The information presented below as to principal occupations and shares of stock beneficially owned is as of January 1, 2005 and is based in part on information received from the respective nominees and in part from the records of the Company. The current term of each of the directors expires at the annual meeting when their successors are elected.

Nominee	Age	Positions with Company, Business & Directorship	Director Since	Stock Beneficially Owned Since January 1, 2005
				Directly	Indirectly[1]	Percent
Jerry A. Newby[3]	57	Chairman of the Board & President and CEO; President of Alabama Farmers Federation and Farmer.	1993	533,333	29,375.70
Hal F. Lee[3,4]	60	Farmer	1998	4,670	8,000.01
Russell R. Wiggins[3,4]	55	Farmer	1999	16,492		.02
Dean Wysner[3,4]	58	Farmer	2000	2,061		.00
Steve Dunn[3,4]	49	Farmer	2000	2,262		.00
Jacob C. Harper[3,4]	48	Farmer	2004	10,420	1,578.01
B. Phil Richardson[3,4,5]	79	Retired (04-01-97) Ex. V. P. of Operations Alfa Insurance Group	1983	312,352	12,000.40
Boyd E. Christenberry[5]	76	Retired (01-31-93) Executive Vice President of Marketing Alfa Insurance Group	1983	465,600	120,924.73
John R. Thomas[3,4,5]	67	Chairman, President & Chief Executive Officer of Aliant Financial Corp. of Alexander City, Alabama. Director: Aliant Financial Corp., Russell Corporation, Aliant Bank	1989	20,831		.02
Larry E. Newman[5]	64	Retired (9/30/01) Audit Partner, Ernest & Young, LLP	2004	3,500		.00
C. Lee Ellis	53	Executive Vice President, Operations; Director PCI	1999	443,656	20,122.60
Wayne Hawkins[6]	67	Executive Vice President, Marketing; Board, Jacksonville State University		165,167	2,576.21
Bill Harper, Jr.[6]	60	Sr. Vice President, Life & Loan Operations		257,928	58,142.39
John T. Jung[6]	58	Sr. Vice President & CIO		78,201		.10

Directors and Officers as a Group (24 persons)				3,202,965	44,402,151[2]	59.39

FOOTNOTES:

1.	Indirect beneficial ownership includes shares, if any, (a) owned as Trustees in which the Director or officer or any member of his/her immediate family has a beneficial interest, or (b) held in trust in which the Director or officer has a beneficial interest, or (c) owned and traded in the name of the spouse, minor children or other relative of the Director or officer living in his home, or (d) owned by a corporation, partnership or other legal organization in which the Director or officer has a substantial beneficial interest, or (e) held in a 401(K) Plan Account maintained by Alfa Mutual Insurance Company to which shares the Officer has no right to vote or to direct when and under what price, terms, or conditions said shares are purchased in said account.
2.	Includes 34,296,747 shares owned by AMI, 9,187,970 shares owned by AMF and 631,165 shares owned by AMG of which Jerry A. Newby is chairman of the Board and President and has voting and investment authority.
3.	Member, Executive Committee.
4.	Member, Compensation Committee.
5.	Member, Audit Committee.
6.	Executive Officer of the Company but not a director and not a nominee for director.

Directors who are not salaried employees of the Company or its subsidiaries receive a monthly retainer of $1,750. They also receive a fee of $800 per day, plus reasonable expenses for attending a board meeting or committee meeting. Salaried employees do not receive any fees but are reimbursed all reasonable expenses incurred in attending meetings. When the director is also a director of an associated Company that meets contemporaneously with the board or committee of the Company, such fees and expenses may be shared. The full Board of Directors met eleven times during 2004.

The Executive Committee during 2004 consisted of Directors Newby, Lee, Wiggins, Wysner, Harper, Dunn, Richardson and Thomas. The Executive Committee confers informally with the President of the Company on a regular basis concerning important business issues. The Executive Committee met five times during 2004.

The Audit Committee which during 2004 consisted of Directors Richardson, Christenberry, Thomas and Newman met six times.

The responsibility of the Audit Committee is to monitor, oversee and approve the activities of the external and internal audit functions, to make appropriate reviews of all related party transactions of the Company, to review potential conflicts of interest situations where appropriate and to perform other oversight functions as requested by the Board of Directors. The Audit Committee is directed to render reports of its meetings and any actions or recommendations to the Board of Directors.

The Compensation Committee during 2004 consisted of Directors Lee, Wiggins, Wysner, Harper, Dunn, Richardson and Thomas. The duty of the Compensation Committee is to review compensation reimbursed by the Company to AMI under the Management and Operating Agreement, to administer the Company’s Stock Incentive Plan and to provide such reports as are necessary to comply with the Securities and Exchange Commission Rules regarding executive compensation. The Compensation Committee met three times in 2004.

During 2004 the directors attended at least 75% of the meetings of the Board, and the Executive Committee, Audit Committee, and Compensation Committee of which Committees they are a member.

The Company is a “controlled company” within the meaning of NASDAQ rules because more than 50% of the company’s common stock is held by AMI, AMF, and AMG as described above in “Voting Securities and Principal Holders”. As a result, the Company is not required to have a Board of Directors consisting of a majority of Directors who are independent or a compensation committee or nominating committee composed solely of independent directors. The Company does not have a nominating committee.

Because the Company is a controlled company within NASDAQ rules as set forth in the preceding paragraph, the board of directors believes that it is not necessary to utilize a nominating committee. Director nominees for the Company are selected by the board of directors following receipt of recommendations of potential candidates from the Chairman of the Board of the Company. The board is not limited by the recommendations of the Chairman and may select other nominees. There is no charter setting forth these procedures and the board of directors has no policy regarding the consideration of any director candidates recommended by shareholders. Each director-nominee named in this proxy statement was recommended to the board by the Chairman and approved by the board as a nominee.

A majority of the directors of the Company are also directors of or are affiliated with AMI, AMF and AMG. Directors, Richardson, Thomas, Christenberry and Newman, are not affiliated with AMI, AMG, or AMF.

Except as may be otherwise required by law and except as set forth under the caption “Stockholder Proposals,” the Company has no formal process for shareholders to send communications to the board of directors. However, the board does not discourage such communications, and the Company’s proxy statement, annual report to stockholders, annual report on Form 10-K and website, www.alfains.com, all have references to the Company’s address, telephone number and names of executive officers and directors to whom communications may be sent. Accordingly, the board believes no formal policy on this matter is necessary.

The Company encourages participation by members of its Board of Directors at the Company’s annual meeting. All directors were present at the 2004 annual meeting.

EXECUTIVE COMPENSATION

The Company’s executive officers are employees of AMI and the Company pays no compensation directly to them. The Company is a party to a Management and Operating Agreement with AMI under which it reimburses AMI for costs incurred by AMI in furnishing management and operational services to the Company.

The following table shows the compensation allocated for the Company’s chief executive officer and the four remaining most highly compensated executive officers for the three fiscal years ended December 31, 2004, 2003, and 2002.

EXECUTIVE COMPENSATION TABLE

Year	Name - Position	Base Salary		Bonus		Other Annual Compensation [1]		Long Term Compensation Options *	All Other Compensation [2]
2004 2003 2002	Jerry A. Newby CEO and President	$ $ $	306,362 292,745 265,375	$ $ $	346,178 354,529 336,844	$ $ $	0 0 0	60,000 60,000 60,000	$ $ $	5,650 4,400 4,400

2004 2003 2002	C. Lee Ellis EVP-Operations	$ $ $	251,053 237,156 215,732	$ $ $	257,801 269,853 259,664	$ $ $	0 0 0	50,000 50,000 50,000	$ $ $	5,646 5,508 5,508

2004 2003 2002	C. Wayne Hawkins EVP-Marketing	$ $ $	183,835 183,768 167,104	$ $ $	131,835 159,806 151,196	$ $ $	0 0 0	40,000 40,000 40,000	$ $ $	6,019 5,872 5,872

2004 2003 2002	William B. Harper SVP-Life and Loans	$ $ $	208,957 211,652 202,501	$ $ $	101,935 115,553 116,083	$ $ $	0 0 0	15,000 15,000 15,000	$ $ $	8,200 8,000 8,000

2004 2003 2002	John T. Jung SVP-CIO	$ $ $	152,016 152,808 141,505	$ $ $	74,157 83,539 81,076	$ $ $	0 0 0	15,000 15,000 15,000	$ $ $	5,330 5,200 5,200

*	Options shown are reflective of a 2-for-1 stock split in June 2002.

FOOTNOTES FOR THE SUMMARY COMPENSATION TABLE

1.	Perquisites, tax gross ups and other in excess of $50,000 or 10% of salary and bonus.
2.	Includes amounts reimbursed to AMI as its share of the cost of AMI’s matching contribution to a 401(K) Plan maintained by AMI. The maximum matching contribution out of the 401(K) Plan maintained by AMI for 2004 was dollar for dollar on the first 3% and fifty cents on the dollar for the next 2% of an employee’s annual compensation or dollar for dollar up to a maximum of $1000, whichever match provides the greater benefit.

The following table shows the maximum estimated annual retirement benefit payable from the Defined Benefit Plan and the Supplemental Retirement Plan at normal retirement age to employees in the higher salary classifications:

Pension Plan Table

	Years of Service
Renumeration	15	20	25	30	35
150,000	45,000	60,000	75,000	90,000	105,000
200,000	60,000	80,000	100,000	120,000	140,000
250,000	75,000	100,000	125,000	150,000	175,000
300,000	90,000	120,000	150,000	180,000	210,000
350,000	105,000	140,000	175,000	210,000	245,000
400,000	120,000	160,000	200,000	240,000	280,000
450,000	135,000	180,000	225,000	270,000	315,000
500,000	150,000	200,000	250,000	300,000	350,000
550,000	165,000	220,000	275,000	330,000	385,000
600,000	180,000	240,000	300,000	360,000	420,000
650,000	195,000	260,000	325,000	390,000	455,000
700,000	210,000	280,000	350,000	420,000	490,000

The Company’s executive officers are participants as employees of AMI in a defined benefit plan maintained by AMI. AMI’s retirement plan provides monthly benefits payable upon normal retirement at age 65 equal to the sum of 2% of the employee’s average monthly earnings for the five highest consecutive complete calendar years of earnings during his last ten years of employment (all calendar years if less than five) multiplied by the number of years of credited service (up to a maximum of 35 years). Under AMI’s retirement plan there is no deduction for social security. With respect to the executive names named in the Summary Compensation Table, their years of credited service for retirement purposes are: Jerry A. Newby 5 years, C. Lee Ellis 28 years, Wayne Hawkins 35 years, William B. Harper, Jr. 35 years, and John T. Jung 4 years.

AMI maintains a Supplemental Retirement Plan to provide supplementary benefits to each employee equal to the reduction of their defined benefit plan benefits because of limitations provided by Section 401(a)(17) of the Internal Revenue Code.

The following table lists all grants of options in 2004 under the 1993 Stock Incentive Plan for the officers listed in the Summary Compensation Table.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants		Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation
	Number of Securities Underlying Options Granted [1]	% of Total Options Granted to Employees in Fiscal Year
Name					0% ($)	5% ($)	10% ($)
Jerry A. Newby	60,000	7.836%	$13.25	02/23/14	$0	$499,971	$1,267,025
C. Lee Ellis	50,000	6.530%	$13.25	02/23/14	$0	$416,643	$1,055,854
C. Wayne Hawkins	40,000	5.224%	$13.25	02/23/14	$0	$333,314	$844,684
William B. Harper	15,000	1.959%	$13.25	02/23/14	$0	$124,993	$316,756
John T. Jung	15,000	1.959%	$13.25	02/23/14	$0	$124,993	$316,756

1.	The options vest one-third a year for three years.

The above option grants were approved on February 23, 2004. The grants were made as non-qualified options under the plan.

The following table lists the aggregated fiscal year-end option values as of December 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable
Jerry A. Newby	0	$0	240,000/120,000	$1,278,000/$283,200
C. Lee Ellis	0	$0	252,001/ 99,999	$1,514,662/$235,998
C. Wayne Hawkins	40,000	$192,328	40,001/ 79,999	$80,803/$188,797
William B. Harper	10,000	$82,800	73,000/ 30,000	$430,170/$ 70,800
John T. Jung	0	$0	46,000/ 30,000	$222,260/$ 70,800

All information included in the table above is reflective of a 2-for-1 stock split in June 2002.

The following table sets forth certain information regarding securities authorized for issuance under equity compensation plans as of December 31, 2004.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category
Equity compensation plans approved by security holders (1)	3,029,170	10.90	864,531
Employee stock purchase plan and employee stock bonus plan (2)
Equity compensation plans not approved by security holders	0	0	0

Total	3,029,170	10.90	864,531

(1)	Includes the Amended and Restated Stock Incentive Plan.
(2)	The number of shares that may be issued pursuant to these plans during a given period and the purchase price of such shares cannot be determined in advance of such purchases.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is responsible for reviewing the compensation of the Chief Executive Officer and the other Executive Officers of the Company for services they provide to the Company and, in conjunction with the Board of Directors of the Company and AMI, determining the compensation packages of all the Executive Officers. The Committee also oversees the administration of the Company’s Stock Incentive Plan.

Role of the Committee

The Company has no direct employees and pays no compensation directly to any of the Executive Officers. AMI, which owns approximately 43% of the outstanding common stock of the Company, is the statutory employer of all persons providing services to the Company. The Company and AMI are parties to a Management and Operating Agreement whereby AMI provides management and operational services to the Company, including the use of employees, and the Company reimburses AMI for the allocated costs and expenses of those services. Consequently, all cash compensation received by the Company’s Executive Officers for services provided to the Company, AMI or any other affiliate is initially paid by AMI, and the Company reimburses AMI for that portion of the Executive Officers’ compensation that is allocable to their service to the Company. AMI periodically conducts allocation studies of the usage of facilities and personnel to determine the amount of costs and expenses to be charged to the Company.

Each year the Committee is responsible for evaluating the Chief Executive Officer and recommending to the Company’s Board of Directors a compensation package for the Chief Executive Officer. While the Company’s

Board of Directors has final approval over the stock option component, the cash components reimbursed by the Company to AMI under the Management and Operating Agreement is also subject to approval by AMI. The other Executive Officers are evaluated by their particular supervisor.

Elements of Executive Compensation

The Committee’s philosophy with respect to Executive Officer compensation is to provide a compensation package that attracts and retains high-quality executive talent and that encourages performance at the highest level by delivering higher rewards for superior performance and consequences for underperformance. The compensation package of the Chief Executive Officer and the other Executive Officers is made up of three elements – salary, bonus and stock options – each of which is designed to address the Committee’s pay-for-performance objectives. It is the Committee’s view that a balanced mix of cash and equity-based compensation is an appropriate means of encouraging the achievement of both short-term and long-term goals.

Salary. For many years, AMI has used the services of Hay Group to assist it in establishing annual salary guidelines and amounts. Both AMI and the Committee believe that Hay Group’s system has been effective in helping the Company attract and maintain a high quality workforce.

The Hay Group method of establishing salary ranges involves both analysis of industry survey data as well as evaluation of position-specific responsibilities. First, in order to evaluate competitive salary practices, Hay Group provides various industry and outside consultant salary surveys, generally relating to companies that are of comparable size and that are engaged in the insurance and financial services business. Salary ranges for each position are partially based on comparisons to the ranges indicated by the surveys, as adjusted for the geographic location of comparable companies. Second, using the Hay Group’s method, job descriptions are prepared for each position, including the Executive Officers’ positions, and these are used to develop compensation criteria for each particular job. Points are assigned to each position based upon the job description, which takes into account managerial know-how, problem solving and accountability. Salary ranges are then established for each position using these points, coupled with the results of the survey analysis. All employees, including Executive Officers, are evaluated annually to determine base salaries within these ranges. Salary adjustments are based on these evaluations.

Each year, the Committee meets in executive session to evaluate the performance of the Chief Executive Officer. The Chief Executive Officer is evaluated on overall operational performance based on a broad range of factors relative to financial strength and performance, such as premium growth, combined ratio and return on equity, as well as performance compared to other companies engaged in the insurance and financial services business. All of these factors are considered by the Committee in evaluating the Chief Executive Officer’s salary. Based on its evaluation, the Committee recommends changes in the salary of the Chief Executive Officer. Compensation shown for the Chief Executive Officer for the years presented in the Executive Compensation Table is based on these factors.

The Chief Executive Officer’s salary as shown in the Executive Compensation Table and the Committee’s salary recommendation for the Chief Executive Officer in 2004 to be effective in 2005 was based on overall favorable performance for the relative time period, both in comparison to a peer group of insurance and financial institutions as well as with respect to internal metrics. The Company achieved record earnings for 2004, and all of the Company’s subsidiaries were profitable for the year. Further, the Committee particularly focused on favorable premium growth, combined ratio and return on equity for 2004.

The Committee also considered several specific examples of the Chief Executive Officer’s and the other Executive Officers’ management performance in helping the Company achieve these results despite one of the most challenging years in the Company’s history. Hurricane Ivan caused substantial damage in Alabama. The executive management team led the officers and employees in working diligently to handle the claims associated with this storm in a fast, fair and efficient manner and ensured that the catastrophe plan that is part of the pooling agreement between the Company’s property and casualty insurance subsidiaries and the Mutual Companies worked properly.

The Company completed the acquisition of The Vision Insurance Group, LLC, a managing general agent that writes nonstandard automobile insurance in nine states, and formed a new insurance subsidiary, Alfa Vision Insurance Corporation, through which this non-standard automobile business will be written. The Chief Executive Officer and the other Executive Officers were instrumental in capitalizing on this opportunity to expand the Company’s personal lines insurance operations to new markets.

Finally, the Committee noted the Executive Officers’ achievement during 2004 in maintaining a continued focus on closely monitoring expenses and loss ratios, both of which contributed to the Company’s record 2004 performance.

Bonus. Bonuses paid to the Chief Executive Officer and other Executive Officers as shown in the Executive Compensation Table are based on written guidelines adopted in 1999 applicable to a wide range of employees. Under these guidelines, the Chief Executive Officer’s bonus is based on performance, as determined by factors including premium growth, the achievement of the combined ratio target and return on equity. Based on achieving these performance goals in 2003, the Chief Executive Officer was paid the maximum bonus percentage allowed under the plan in 2004. The bonuses of the other Executive Officers are based partly upon the Company’s and the Mutual Companies’ performance and partly upon the achievement of individual performance goals determined for each position. These individual measurements are weighted in favor of those items considered most critical to the Company’s and the Mutual Companies’ success and taking into account the particular requirements for each job. Bonuses paid in 2004 to Executive Officers other than the Chief Executive Officer for performance in 2003 varied based on the achievement of individual performance goals.

Stock Options. The purpose of the Company’s Stock Incentive Plan is to promote the interests of the Company and its stockholders by encouraging stock ownership among key officers and employees, which in turn provides for them additional incentive, personal interest and an increased desire to work toward the growth, development and financial success of the Company. The Committee believes that it is appropriate to use stock option awards as one element of compensation to reward the Executive Officers and other key employees based on the Company’s financial performance. More importantly, the Committee and the Board of Directors deem it to be sound corporate policy to use stock options to provide Executive Officers and other key employees a means of participation in the long-term growth of the Company’s share value and an incentive to assure that the Company performs in the future at the highest possible levels.

In determining the stock option grants to be made each year, the Committee and the Board of Directors take into account the grants made in prior years, the total pool of shares to be covered by stock option awards, the value of the award to each recipient and individual performance factors, along with competitive market data. In 2004 the Committee recommended and the Board of Directors approved stock option awards to 780 employees under the Stock Incentive Plan covering a total of 780,700 shares of the Company’s common stock at a purchase price equal to the price of the stock on the date of the grant and with a three year vesting schedule. Of these awards, options covering 60,000 shares of the Company’s common stock were granted to the Chief Executive Officer, and options covering a total of 120,000 shares of the Company’s common stock were awarded to the other Executive Officers shown in the Executive Compensation Table.

The Committee’s Conclusion

Based on its review, the Committee believes that in 2004 the Chief Executive Officer and the other Executive Officers met the appropriate goals within their job descriptions and received appropriate evaluation. The Committee is of the opinion that in 2004 the compensation shown in the Executive Compensation Table of the Chief Executive Officer and the other Executive Officers of the Company was appropriate and reasonable based on the size of the Company and its financial performance. The Committee also believes that the Company’s cost of compensation compares favorably to other companies of similar size within the insurance and financial services industry.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to an individual officer over $1 million dollars. The Company did not compensate any Executive Officer in excess of $1 million dollars and thus the provisions of §162(m) are inapplicable.

John Thomas
Hal F. Lee	Dean Wysner
Russell R. Wiggins	B. Phil Richardson
Steve Dunn	Jake Harper

Compensation Committee Interlocks and Insider Participation and Compensation Decisions. Mr. Richardson who is a member of the Compensation Committee is retired as Executive Vice President, Operations of the Company. Mr. Lee, Mr. Wiggins, Mr. Harper, Mr. Wysner, and Mr. Dunn are also directors of AMI, AMF, and AMG. The Company is unaware of any other Compensation Committee Interlocks between the members of the Compensation Committee and the Executive Officers of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company consists of Directors, Richardson, Christenberry, Newman and Thomas. All four members of the Audit Committee are independent directors in accordance with current NASDAQ rules. The Board of Directors has determined that Mr. Richardson and Mr. Newman qualify as accounting experts on the Audit Committee within the meaning of SEC rules.

The Committee met six times during 2004. The meetings were designed to facilitate and encourage private communication between the Committee and Company management the Committee and the Company’s Internal Audit Department and the Committee and the Company’s independent auditors, KPMG LLP.

During these meetings, the Committee reviewed and discussed the audited financial statements with management and with KPMG LLP. The Committee also met separately with KPMG LLP and the Company’s Internal Audit Department. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements.

The discussions with KPMG LLP also included the matters required by statement on auditing standards No. 61. The Audit Committee also received from KPMG LLP written disclosures and a letter regarding its independence as required by Independent Standards Board Standard No. 1. The Committee had the opportunity to discuss the Independence of KPMG LLP.

Based on the foregoing, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission.

B. Phil Richardson	John R. Thomas
Boyd E. Christenberry	Larry E. Newman

Fees

The aggregate fees1 for professional services rendered to the Company by KPMG LLP for the year ended December 31, 2004, were as follows:

Audit Fees. During the years ended December 31, 2004 and 2003, the Company paid $1,738,990 and $402,499, respectively, to KPMG LLP for audit services. The audit fees for 2004 included $1,256,813 related to the Company’s Compliance with Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees. During the years ended December 31, 2004 and 2003, the Company paid $646,350 and $226,490, respectively, for audit-related services. Audit-related services included work for AMI, AMF, and AMG, audits of the AMI pension and 401(k) Plans and work related to technology projects.

Tax Fees. During the years ended December, 31, 2004, and 2003, the Company paid $1,809,845 and $807,225, respectively, to KPMG LLP for tax services. Tax services included tax consulting services and preparation and review of tax returns.

All Other Fees. During the years ended December, 31, 2004 and 2003, the Company did not pay KPMG LLP any amount for services other than those described above.

[1]	Includes Fees paid by Affiliated Companies

The Audit Committee of the Board of Directors has considered whether the provision of the non-audit professional services is compatible with maintaining KPMG LLP’s independence. The Audit Committee has concluded that KPMG LLP is independent from the Company and its management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ownership

AMI owns 43.0%, AMF owns 11.5% and AMG owns 0.8% of the Company’s common stock. The Board of Directors of the Company consists of eleven members, six of whom serve as Directors of AMI, AMF, and AMG (collectively, the Mutual Group) and two of whom at December 31, 2004 were executive officers of the Company. One of the Company’s directors and most of the Company’s executive officers, including the Company’s President, also hold the same positions with AMI, AMF, and AMG. The Company paid stockholder dividends to the Mutual Group totaling $15,109,690 in 2004, $13,741,391 in 2003 and $12,383,878 in 2002.

The Mutual Group and the Company’s insurance subsidiaries are considered an insurance company holding system with AMI being the controlling party under the Alabama Insurance Holding Company Systems Regulatory Act and their activities and transactions are subject to reporting, examination and regulation thereunder.

Management and Operating Agreement

Under a Management and Operating Agreement, AMI provides substantially all facilities, management and other operational services to the Company and its subsidiaries and to other companies associated with AMI. Most of the personnel providing management services to the Company are full-time employees of, and are directly compensated by, AMI. The Company’s business is substantially integrated with that of AMI, AMF and AMG. AMI periodically conducts time usage and other special expense allocation studies. AMI charges the Company for both its allocated and direct salaries, employee benefits and other expenses, including those for the use of office facilities. The amounts paid by the Company to AMI under the Management and Operating Agreement were approximately $50.7 million in 2004, $46.9 million in 2003 and $46.1 million in 2002. AMI is reimbursed for the full amount of all its agents’ commissions paid by AMI for the sale of the insurance products of the Company’s insurance subsidiaries.

Debts and Guarantees

The Mutual Group is a partner in a real estate partnership, which in 2000 established a revolving line of credit with Alfa Financial Corporation (Financial), a subsidiary of the Company of $4.0 million at a rate of interest equal to the prime lending rate less 1.0%. During 2002, this line of credit was increased to $5.0 million. At December 31, 2004 and December 31, 2003, the amount loaned to the partnership under the line of credit was $4,535,000 and $4,835,000, respectively. Interest paid from such loan was $154,331, $140,850 and $138,822 in 2004, 2003, and 2002 respectively.

The Company’s property and casualty subsidiaries have agreed to guarantee payment on debt owed by three real estate partnerships affiliated with AMF. These guarantees expire between 2005 and 2009.

In 1997, AMI established a revolving line of credit with Financial of $20 million at a rate of interest equal to the one month London Interbank Offered Rate (LIBOR) plus .75%. No balance was unpaid at either December 31, 2004 or 2003. No interest was paid to Financial related to this line of credit in 2004, 2003 or 2002.

Alfa Realty, Inc. (Realty) and Alfa Builders, Inc. (Builders) were sold by the Company in 2004 to Alfa Properties Inc. (Properties), a subsidiary of AMI.

In 1999, Realty, a subsidiary of Properties secured a line of credit with Financial of $250,000 with interest payable monthly at the commercial paper rate then applicable plus .35%. No balance was unpaid at either December 31, 2004 or 2003. No interest was paid to Financial related to this line of credit in 2004, 2003 or 2002.

Also, during 1999, Builders established a line of credit with Financial of $5 million with interest payable monthly at the commercial paper rate then applicable plus 1.00%. The unpaid balance on this line of credit was $2,506,774 and $1,950,000 at the December 31, 2004 and 2003, respectively. Interest paid to Financial in 2004 subsequent to the sale of Builders to Properties was $41,334.

The Company’s commercial paper is guaranteed by AMI and AMF. The Company paid fees of $50,000 and $25,000 to AMI and AMF, respectively, for their guarantees in 2004.

Insurance Products

On February 1, 1997, AMI began covering its employees with a Corporate Owned Life Insurance (COLI) plan utilizing Alfa Life Insurance Corporation’s (Life), a subsidiary of the Company, universal life product. Premiums paid to Life totaled approximately $17.9 million in 2004, $18.7 million in 2003 and $17.8 million in 2002. Policy charges recorded from such premiums totaled approximately $3.5 million in 2004, $3.2 million in 2003 and $3.2 million in 2002. Policy reserves and insurance in force on the COLI plan at December 31, 2004 were approximately $128.9 million and $646.6 million, respectively. Certain of AMI’s employees and those of the Mutual Group’s sponsoring organization, the Alabama Farmers Federation (Federation), not covered by the COLI plan are covered by group life insurance provided by Life. During 2002, certain retired employees of Virginia Mutual Insurance Company, an affiliate of AMI, also began being covered by group life insurance provided by Life. Group life insurance premiums paid to Life totaled $492,449 in 2004, $542,167 in 2003 and $711,791 in 2002. Insurance in force under this plan at December 31, 2004 was approximately $47.2 million. Reserves for group life insurance represent the excess present value of future guaranteed benefits over future premiums plus any unearned premium. Since this one-year term contract renews on January 1 of each year at the discretion of each party, there is no future excess present value of future guaranteed benefits over future premiums at December 31. Since all of the certificates have a renewal date of January 1, the premium for each certificate is fully earned on the following December 31 and no unearned premium liability is present. This reserving method has been used since the Company’s inception. The only change in resulting reserves in recent years occurred when the plan year was adjusted to coincide with the calendar year.

Certain of the Company’s subsidiaries purchase property insurance and general liability insurance protection from AMI and AMF. The annual premium paid for such policies totaled approximately $19,300 in 2004, $19,600 in 2003 and $51,000 in 2002.

Other Related-Party Transactions

During 1999, the Company formed a subsidiary, Alfa Benefits Corporation (ABC), in an effort to improve the controls over employee benefits and related payments, to simplify and consolidate the accounting and recordkeeping function, and to improve operating efficiencies. As a result, the accrued benefit liabilities held by the various Alfa property and casualty entities and their related assets were transferred to ABC at that time. The amounts of net transfers from ABC to AMI in 2004 and 2003 for payments of benefits totaled approximately $554,000 and $37,000, respectively.

Financial leases equipment, automobiles, furniture and other property to the Mutual Group. The Mutual Group paid $1,351,863 in 2004, $1,318,334 in 2003 and $1,352,110 in 2002 under these leases. Periodically, the Mutual Group invests in automobile and other installment loans issued and serviced by Financial. The amount invested by the Mutual Group in such loans was $29,093,776 at December 31 2003. The Mutual Group held no such investment in these loans at December 31, 2004. Interest paid by Financial to the Mutual Group on these loans was $320,900 in 2004, $434,304 in 2003 and $483,785 in 2002. Federation and Alfa Services, Inc.

(Services), a Federation subsidiary, invest in short-term lines of credit with the Company and Financial. The balance outstanding on these lines of credit included in notes payable to affiliates was $15,887,635 and $8,000,000 at December 31, 2004 and 2003, respectively. Interest paid by the Company and Financial to the Federation and its subsidiary was $166,398 in 2004, $99,104 in 2003 and $148,796 in 2002.

Builders purchased 6 residential lots at fair value for $292,206 in 2004 prior to its being sold to Properties and 11 residential lots in 2003 at fair value for $542,796 from a partnership in which the Mutual Group is a partner. Builders also purchased one lot during the first two months of 2004 at fair value for $20,750 from a partnership in which Properties is a member. Properties, has also invested in a retirement facility partnership and a commercial real estate partnership. In 2002, Realty received $5,900 in commissions for leasing units in the retirement complex and $14,861 in commissions for commercial lot sales from these partnerships. Additionally, Properties paid $21,199 in other commissions to Realty in 2003.

Properties has a partnership interest in Marshall Creek, Ltd., a real estate development. Financial established capital leases with this entity during 2002 and received payments of $157,646 under these leases in both 2004 and 2003.

Builders contracts with the Mutual Group for the construction of certain commercial facilities. The Mutual Group paid $6,240 in the first two months of 2004, $299,471 in 2003 and $4,423,915 in 2002 to Builders under such contracts. Builders also received $1,429 and $25,797 in rental income from the Mutual Group during 2004 and 2003, respectively.

Realty receives commissions for sales and leasing of certain of the Mutual Group’s commercial facilities. The Mutual Group paid $9,224 in 2003 and $58,340 in 2002 for such services. No commissions were received by Realty in the first two months of 2004 from the Mutual Group prior to its sale to properties.

The Company periodically has investment transactions with the Mutual Group. In 2004, the company bought one security at fair value of $3,094. In addition, during 2003, the Company sold seven securities to the Mutual Group at fair value for a loss of $1,128,328. In 2002, the Company sold one security to the Mutual Group at fair value for a loss of $1,938,031. The Company is also a partner in Alfa Investors Partnership with the Mutual Group. The amount contributed to the partnership was $33.0 million and $31.2 million at December 31, 2004 and 2003, respectively. The Company had committed to fund up to $6.5 million additional investment in the partnership at December 31, 2004. The Company received distributions from the partnership in 2004 of $3,510,000. In 2000, the Company became a member in Alfa Ventures II, LLC with the Mutual Group. The amount contributed to the limited liability company was approximately $1.9 million and $1.8 million at December 31, 2004 and 2003, respectively. During 2004, the Company received distributions from this partnership of $479,974.

During 2002, the Mutual Group purchased $1 million of debt securities of MidCountry Financial Corporation, a savings and loan holding Company, an investment in which Financial owns 44% of the outstanding common stock.

The Company’s life subsidiary is the general partner in two investment partnerships with a Trust created by AMI and AMF. The amount invested in the partnerships was $931,384 and $900,922 at December 31, 2004 and 2003, respectively.

Effective August 1, 1987, the Company entered into a property and casualty insurance Pooling Agreement (the “Pooling Agreement”) with AMI, AMF, and AMG. On January 1, 2001, Alfa Specialty Insurance Corporation (Specialty) also became a participant in the Pooling Agreement. AMI, AMF, and AMG are direct writers primarily of personal lines of property and casualty insurance in Alabama while the Company is primarily a direct writer of similar lines of business in Georgia and Mississippi. On January 1, 2005, Alfa Vision Insurance Corporation (AVIC), a subsidiary of the Company, became a participant in the pool. AVIC is a direct writer in Texas, Missouri, Indiana, Ohio, Virginia, Tennessee, Arkansas, Kentucky and Florida. Similarly, Virginia Mutual Insurance Company (Virginia Mutual), an affiliate of the Alfa Group, became a participant in the pool on January 1, 2005 through a quota-share reinsurance treaty with AMF. AMI, AMF, AMG, Virginia Mutual and the Company write preferred risk automobile, homeowner, farmowner and manufactured home insurance, fire and allied lines, standard risk automobile and homeowner insurance, and a limited amount of commercial insurance, including church and businessowner insurance. Specialty and AVIC are direct writers primarily of nonstandard risk automobile insurance. Under the terms of the Pooling Agreement, the Company cedes to AMI all of its property and casualty business. Substantially all of the direct property and casualty business (together with the property and casualty business ceded by the Company) is included in the pool. AMI currently retrocedes 65% of the pool to the Company.

PROPOSAL 2

APPROVAL OF 2005 AMENDED AND RESTATED STOCK INCENTIVE PLAN

On February 28, 2005, the board of directors of the Company adopted the Alfa Corporation 2005 Amended and Restated Stock Incentive Plan (the “Plan”) which, if approved by the stockholders at the 2005 annual meeting, will replace the Company’s current stock option plan. The Plan is included at Exhibit A.

The Plan permits the grant of a variety of equity based incentives based upon the Company’s common stock, par value $1.00 per share. These include stock options, which may be either “incentive stock options” (an “ISO”) as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or “nonqualified options” (an “NQO”). The Plan also permits awards (an “Award”) of stock appreciation rights (“SARs”), Restricted Shares, Restricted Share Units and Performance Shares. Stock options and Awards together are referred to below as “Grants” when a description or provision of the Plan applies to both stock options and Awards.

An ISO may be granted only to officers or employees of the Company or officers or employees of AMI who provide services directly to the Company, or persons who are otherwise considered employees under Section 422 of the Code. An NQO and Awards may be granted to employees and otherwise to persons who provide benefits to the Company. Nonemployee members of the board of directors of the Company are not eligible to participate in the Plan.

Provisions of the Plan Common to Both Stock Options and Awards

Shares Subject to the Plan. The aggregate number of shares of common stock as to which Grants may be made under the Plan is 3,800,000, subject to appropriate adjustment upon the occurrence of certain events, including stock dividends, stock splits, recapitalizations, reclassifications or combinations of shares. In any calendar year no grantee shall be granted under the Plan (i) stock options or SARs for more than 200,000 shares of common stock or (ii) any Restricted Shares, Restricted Share Units or Performance Shares intended to be performance based compensation under Section 11 of the Plan for more than 40,000 shares of common stock. The purpose of these individual limits is to comply with Section 162(m) of the Code and not to create a presumption that any person is entitled to a Grant of a stock option or Award for the maximum amount stated.

The closing price for the Company’s common stock on February 28, 2005 was $14.43 per share. If any Grant under the Plan expires, terminates, or is surrendered or cancelled without having been exercised in full, the shares with respect to which the Grant has not been exercised will be restored to the aggregate number of shares reserved for issuance under the Plan and will be available for additional Grants.

The shares of common stock to be delivered upon the exercise of Grants shall be made available from the authorized but unissued shares of common stock of the Company, from treasury shares, or from shares purchased in the open market. Options outstanding under the Company’s current stock option plan will continue to be exercisable in accordance with its terms, but no further options will be granted under such plan if the Plan is approved at the 2005 annual meeting.

Administration of the Plan. The Plan will be administered by the Company’s Compensation Committee (the “Committee”), which consists of not less than three directors of the Company appointed by the Company’s board of directors. The committee may establish the terms and conditions of the Grant in any manner not inconsistent with the Plan, adopt any rules it considers appropriate for the administration of the Plan, and make interpretations of the Plan. Grants under the Plan will be evidenced by an appropriate agreement between the Company and the grantee.

Manner of Exercise, Payment, Nontransferability of Stock Options. All stock options granted under the Plan may be exercised in whole or in part at any time after they become exercisable in accordance with the terms of the Grant. Options not exercised before the expiration date provided in the Grant terminate and may not thereafter be exercised. Any exercise of a stock option must be made by notice in writing to the Company accompanied by payment of the purchase price for the options exercised. The purchase price payable upon exercise of any option may be paid in cash or cash equivalent or, in the sole discretion of the Committee, by the delivery of shares of Company stock already owned by the grantee valued at fair market value or by a combination of such shares and cash or cash equivalent. All stock options and Awards are nontransferable except in the case of death of a grantee (as to which specific rules are applicable.)

Termination of Employment. The Plan contains certain provisions relating to the termination of Grants upon termination of employment of a grantee. The Plan provides that upon termination of employment for any reason other than retirement at or after normal retirement age or upon conditions of authorized early retirement, unexercised stock options and SARs not then exercisable will expire on termination of employment. Any such options and SARs that are exercisable at termination of employment may be exercised within 90 days after notice of such termination. (For purposes of the Plan, disability under Section 22(e)(3) of the Code is treated as authorized early retirement.) Unexercised stock options and SARs may be exercised for up to two years after a grantee’s death, provided that such grantee was at that time employed by the Company.

A Restricted Share or Restricted Share Unit which at the time of grantee’s termination of employment by the Company (or AMI, as the case may be) for any reason other than retirement at or after normal retirement age or under early retirement conditions as authorized by the Company (or AMI, as the case may be) that is not then vested shall expire upon grantee’s termination.

If a grantee ceases to be employed by the Company (or AMI, as the case may be) either by reason of retirement at or after normal retirement age or upon authorized early retirement conditions, whether notice of termination is given by the grantee to the Company (or AMI, as the case may be) or by the Company (or AMI, as the case may be) to the grantee, any Award based upon either the grantee’s or the Company’s (or AMI’s) performance under Section 10 or 11 of the Plan shall be paid and the value of such Award shall be calculated at the end of the performance period stated in the Award. The amount to which grantee shall be entitled shall be pro-rated based on the number of months in the performance period that grantee worked. The payment, however, shall not be made until the completion of the entire period for which the Award was originally granted.

Notwithstanding the foregoing termination provisions, the Committee may cancel any Grant held by a grantee whose employment is terminated for cause. “Cause” is defined in the Plan (unless defined otherwise in the Option Agreement or Award Agreement) to mean the engaging by the grantee in willful, reckless or grossly negligent misconduct which is determined by the Committee to be materially injurious to the Company or any of its affiliates, monetarily or otherwise, or the grantee pleads guilty to or is convicted of a felony.

Effect of Change of Office. Notwithstanding any other provision of the Plan, within the first 24 months following a Change of Office as defined below, any grantee holding the office of Senior Vice President or above at the time of any such change whose employment is terminated shall be considered for purposes of this Plan to have terminated employment under authorized early retirement conditions. For purposes of the Plan, “Change of Office” means a change in the office of the President or the Chairman of the Board of the Company or AMI.

Vesting at Death. If any stock option or Award is granted pursuant to terms that provide that the grantee’s right to exercise or receive such stock option or Award is subject to vesting over a period of time stated in the Stock Option Agreement or Award Agreement, such stock option or Award shall become fully vested upon the death of the grantee notwithstanding any vesting period.

Amendment and Termination of the Plan. The board of directors may, at any time, without further approval of the shareholders, by an instrument in writing, suspend or terminate the Plan, in whole or in part, or amend it in such respects as the board of directors, in its sole discretion, deems appropriate and in the best interests of the Company, provided, however, that no such amendment shall be made without approval of the shareholders if applicable rules of the Securities and Exchange Commission, the Code, Nasdaq or other applicable law require such shareholder approval. Subject to adjustment of shares upon certain events such as stock splits, additional shares will not be added to the Plan and no stock options shall be re-priced without shareholder approval.

No amendment, suspension or termination of the Plan may, without the grantee’s written consent, reduce or impair any of the rights or obligations under any then outstanding stock option or Award granted to such grantee under the Plan.

Designation of Options as ISOs or NQOs. The Committee may designate stock options granted by it as either ISOs or NQOs. Any option not meeting the requirements of an ISO under Section 422 of the Code or not designated as an ISO will be treated as an NQO.

Accounting Treatment. Under current generally accepted accounting principles, a grant of stock options under the Plan to employees at “fair market value” on the date of grant and the exercise of such options normally do not result in a charge to the Company’s earnings for financial purposes. However, reported earnings per share may be affected by the periodic calculation of equivalent common shares outstanding (which reflects the potential dilutive effect of shares subject to outstanding options). Any income tax benefit realized by the Company upon an option holder’s exercise of an option will be reflected as a credit to the Company’s capital account.

The Financial Accounting Standards Board adopted a revised standard on accounting for share-based compensation (SFAS 123R). This standard which was released in December 2004 and is effective for periods beginning after June 15, 2005 requires companies to recognize as compensation expense the fair value of each share-based award to employees.

Terms Applicable to NQOs

Option Price and Terms of Option Grant. The option price for NQOs shall be determined by the Committee and may not be less than fair market value on the date of grant.

The Committee also has the authority to determine the grantee who will receive the NQO, the number of shares included in the Grant, the period or periods within which the NQO is exercisable and other terms and conditions of the NQO, subject to the limitations of the Plan. Any NQO granted under the Plan may not be exercisable beyond 10 years from the date granted. The Plan provides that, upon the exercise of an NQO, the grantee must provide for the payment of withholding taxes, either in cash or by the surrender of options or the delivery of shares already owned valued at fair market value on the date of surrender or delivery.

Federal Income Tax Consequences Applicable to NQOs. The NQOs granted under the Plan are not intended to and do not qualify as incentive stock options under Section 422 of the Code. A grantee will not realize taxable income upon the grant of an NQO, nor will the Company be entitled to any tax deduction upon such Grant. Upon the exercise of the NQO, the grantee will be required to include in his or her taxable income for that year the excess of the fair market value of the shares at the time of exercise over the aggregate option price paid for such shares. Amounts realized as compensation income by an employee upon exercise are also subject to federal income tax withholding, including FICA and FUTA witholding requirements under the Code and applicable state income tax laws.

Generally, the Company is entitled to a deduction in computing its federal income taxes for the same year in which the grantee recognizes taxable income on account of his or her exercise of the NQO in an amount equal to the compensation income taxable to the grantee as a result of his or her exercise, provided the Company has complied with the applicable withholding and reporting requirements, if any, under the Code. Such amounts are also subject to the matching contribution requirements by the Company under FICA and FUTA.

Following the exercise of an NQO, the grantee’s basis in the shares received upon such exercise is equal to the option price paid for the shares plus any compensation income realized by him or her as a result of the exercise. Thereafter, upon sale of the shares received by the grantee, if the selling price exceeds such basis for the shares acquired upon exercise of the NQO, the excess is taxable to the seller as capital gain (either long-term or short-term, depending upon whether the shares have met the applicable holding period requirements), and no deduction is allowed to the Company with respect to any such gain realized upon the sale. Should the selling price of the shares acquired upon exercise of the NQO be less than the basis of those shares, the difference is treated as a capital loss to the seller (either long-term or short-term, depending upon the applicable holding period).

The previous paragraph assumes that the grantee has paid for the shares upon exercise of the NQO in cash. If however, the grantee exercised the NQO and paid for the shares either in shares already owned by him or her or partly in cash or partly in shares, his or her tax basis in the shares acquired would be equal to the sum of (1) his or her tax basis of the shares surrendered in payment or partial payment of the NQO exercise price, (2) any cash consideration paid upon exercise of the NQO, and (3) the excess of the fair market value of the shares acquired upon exercise over the option price thus paid either upon the date of exercise or six months thereafter. In such an event, the tax basis of such shares acquired upon the exercise and payment wholly or partly by the surrender of shares owned by the grantee would vary from that recognized if the option price had been paid wholly in cash. Further, if the NQOs should be exercised and paid wholly or partly in shares owned by the grantee, his or her holding period for the shares acquired upon such NQO would include the holding period for the shares surrendered in payment therefor with respect to the number of shares so surrendered and, with respect to any excess shares received, would begin on the holding date. The long-term or short-term nature of the gain or loss recognized upon any subsequent sale of the shares acquired under the NQO would depend upon the holding period of such shares.

The foregoing discussion assumes that an NQO under the Plan is exercised by the grantee and that any subsequent sale of the shares acquired upon exercise is made by the grantee. The federal income tax consequences may differ if an NQO is exercised following the death of a grantee or any shares acquired upon exercise are disposed of following the death of a grantee.

Terms Applicable to ISOs

Option Price. The option price for an ISO may not be less than 100% (110% in the case of a “10% shareholder”) of the fair market value of the common stock on the date of grant.

Terms of Option Grants Determined by Committee; Special Terms Required for ISOs. Under the Plan, the Committee has the authority to fix the terms of the stock option, including, the grantee, the number of shares included in the Grant, the period or periods within which the options are exercisable and the terms and conditions of the option. No ISO may be granted under the Plan after February 27, 2015. Any option designated as an ISO must contain certain terms and conditions required by Section 422 of the Code in order to qualify as an “incentive stock option,” including the requirement of exercise within 10 years from the date of grant and the requirement that the option may not be transferable by the grantee other than by will or the laws of descent and distribution and is exercisable only by him or her during his or her lifetime. The aggregate fair market value of the common stock for which options are exercisable for the first time under the terms of the plan by any person during any calendar year may not exceed an aggregate dollar amount of $100,000.

Federal Income Tax Consequences Applicable to ISOs. An ISO qualifying under Section 422 of the Code receives special statutory treatment for federal income tax purposes. The receipt and exercise of an ISO under the Plan will not result in any taxable gain or income for federal income tax purposes to an employee to whom an ISO is granted or who exercises the ISO. The Company will not be entitled to any deduction for federal income tax purposes on account of the grant or exercise of an ISO. If a stock acquired upon exercise of an ISO is held for at least one year from the date of exercise and two years from the date of grant of the option, no gain or loss will be recognized until disposition of the stock, and any gain or loss realized upon disposition of the stock will be treated as gain from the sale or exchange of a capital asset. Any gain realized upon the exercise of an ISO but not taxable under the special treatment applicable to incentive stock options, however, will be included in computing “alternative minimum taxable income” subject to the alternative minimum tax imposed by Section 55 of the Code. If the stock upon exercise of an ISO is disposed of within the same taxable year of the recognition of such difference as an item of “alternative minimum taxable income,” other than by reason of death and certain other permitted dispositions, income from compensation will be realized and recognized to the employee in the year of the disposition. In that event, such difference will not be treated to the employee as an item of “alternative minimum taxable income,” and the Company will be entitled to a deduction in the same amount as the employee’s income from compensation in the year in which such disposition occurs.

SARs

The Committee may from time to time authorize grants of SARs upon such terms and conditions as the Committee may determine. A SAR entitles a grantee to receive in cash or shares of common stock, at the discretion of the Committee, an amount equal to the excess, if any, of the fair market value of a share of common stock on the date the SAR is exercised over the base price of the SAR on the date of grant. Each grant shall specify the base price, which unless determined otherwise by the Committee, shall not be less than 100% of the fair market value on the date of grant. SARs may be granted in tandem with a stock option or may be granted on a freestanding basis not related to any stock option. Each grant shall specify the required period or periods (if any) of service by the grantee with the Company and/or any other conditions to be satisfied before the SARs or installments thereof shall become exercisable. Except as otherwise provided in an Award Agreement, no SAR shall be exercisable more than 10 years from the date of grant.

Restricted Shares and Restricted Share Units

The Committee may from time to time authorize grants of Restricted Shares and Restricted Share Units upon such terms and conditions as the Committee may determine. A Restricted Share is an award of a share of common stock that is forfeitable by the grantee until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee. A Restricted Share Unit is a contractual right awarded to receive a share of common stock (or its value in cash) that is forfeitable by the grantee until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee.

Each Grant may specify the required period or periods of service by the grantee with the Company (which shall not be less than three years) and/or any performance or other conditions to be satisfied before the restrictions on the Restricted Shares or Restricted Share Units (or installments thereof) shall lapse.

Restricted Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. The Committee shall require that any stock certificates evidencing any Restricted Shares be held in the custody of the Company and/or bear a legend until the restrictions lapse, and that, as a condition of any Restricted Share Award, the grantee shall have delivered a stock power, endorsed in blank, relating to the shares of stock covered by such Award. As a condition to grant, if required by applicable law or otherwise determined by the Committee, grantees may be required to pay a minimum purchase price.

Restricted Share Units represent a contractual right to receive the economic equivalent of an award of Restricted Shares. At the discretion of the Committee, Restricted Share Units may be settled in shares of common stock, the cash value of shares of stock, or a combination. No shares of common stock will be issued at the time an award of Restricted Share Units is made.

Unless otherwise determined by the Committee, grantees holding Restricted Shares may exercise full voting rights and other rights as a shareholder, with respect to those shares prior to the lapse of restrictions. Grantees holding Restricted Share Units shall not have any rights as a shareholder prior to the actual issuance of shares of Stock. Grantees holding Restricted Shares and Restricted Share Units shall be entitled to receive dividends with respect to the shares underlying the award provided that such dividends shall not be paid currently and shall be credited to an account established for the grantee and invested in additional shares of common stock or Restricted Share Units.

Performance Shares

The Committee may from time to time authorize grants of Performance Shares upon such terms and conditions as the Committee may determine in accordance with the provisions set forth below. A Performance Share is a contractual right to receive a share of common stock (or its value in cash) that is forfeitable by the grantee until the achievement of pre-established objectives over an established period. No shares of common stock will be issued at the time an award of Performance Shares is made.

Each grant shall specify the performance conditions and required period or periods (if any) of service by the grantee with the Company to earn the Performance Shares. The Committee may provide that if performance relative to the performance goals exceeds targeted levels, then the number of Performance Shares earned shall be a multiple, not in excess of 200%, of those that would be earned for target performance.

Unless otherwise determined by the Committee, grantees holding Performance Shares shall not have any rights as a shareholder prior to the actual issuance of shares of common stock.

Qualified Performance-Based Awards

The Committee may designate whether any Award granted to an employee is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Any Award intended to be performance-based compensation shall be, to the extent required by Treasury Regulation Section 1.162-27(e), conditioned upon the achievement of one or more of the following performance measures: total shareholder return, stock price, operating earnings, net earnings, return on equity, income, market share, return on assets, capital ratios, loss ratios, combined ratios, investment performance, growth through mergers and acquisitions, and level of expenses or growth in revenue. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance measures may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, catastrophe losses or such other factors as the Committee may determine, including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a grantee.

Any Award that is intended to qualify as “performance-based compensation” pursuant to Section 162(m) of the Code and the regulations thereunder shall also be subject to the following:

(i) The Committee making any Award determination shall be comprised solely of two or more outside directors (as defined by Treasury regulation Section 1.162-27(e)(3)) (the “Outside Committee”).

(ii) No later than 90 days following the commencement of each performance period of service to which the performance goal relates (or such other time as may be required or permitted by Section 162(m) of the Code or the regulations thereunder), the Committee shall, in writing, (1) grant a target number of shares or units, (2) select the performance goal or goals applicable to the performance period and (3) specify the relationship between performance goals and the number of shares or units that may be earned by a grantee for such performance period.

(iii) Following the completion of each performance period, the Outside Committee shall certify in writing whether the applicable performance targets and any other material terms have been achieved and the number of units or shares, if any, earned by a grantee for such performance period.

In determining the number of units or shares earned by a grantee for a given performance period, subject to any applicable Award Agreement, the Outside Committee shall have the right to reduce (but not increase) the amount at a given level of performance to take into account additional factors that the Outside Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

(iv) The material terms of the performance goal under which the Award is to be made shall be disclosed and subsequently approved by the shareholders of the Company before the Award is made if so required by Treasury regulation Section 1.162-27(e)(4).

Dividend Equivalents

Provision for Dividend Equivalents. The Plan permits the award of certain rights to receive payments calculated by reference to dividends payable on the Company’s common stock until the earlier to occur of exercise of the stock option or, in the case of an Award, the date on which the Award is payable to the grantee.

Such rights are referred to in the Plan as “Dividend Equivalents.” Unless determined otherwise by the Committee and set forth in the Option Agreement or Award Agreement, Dividend Equivalents will not be granted. Except for those on Restricted Shares and Restricted Share Units, if Dividend Equivalents are granted, the grantee has the nonforfeitable right to receive in connection with each share of common stock subject to the Stock Option or Award, an amount equal to the cash dividends paid on a share of common stock from the date of the grant until the earlier of the exercise date of the stock option or vesting of the Award with which the Dividend Equivalent is associated or the expiration or termination of the stock options or Awards. The cash amounts are not payable as accrued, but accumulated until the payment, including interest on balances credited to a grantee’s account compounded quarterly and calculated at the rates then applicable to the Alfa Companies’ Employee Savings Plan or, if such Employee Savings Plan should not then be in existence, at such rate similarly determined as the Board of directors may, from time to time, establish. The right to receive cash payments upon the maturity of such rights is a contractual obligation of the Company and is not secured by any segregation of funds or other property of the Company.

Unless determined otherwise by the Committee, grantees holding Restricted Shares or Restricted Share Units shall be entitled to receive all dividends and other distributions paid with respect to the shares underlying the Awards (including Dividend Equivalents, if any). Such dividends and distributions shall vest and become nonforfeitable on the same terms and conditions that are applicable to the underlying Restricted Shares or Restricted Share Units.

Tax Consequences of Dividend Equivalents. The Dividend Equivalents are not taxable to employees when granted and are not deductible by the Company when awarded. Upon maturity of the rights and the payment of cash payments to employees in satisfaction of those rights, the amounts received will be subject to United States and state income taxation as income from compensation and the withholding provisions of the applicable tax laws, including taxes under FICA and FUTA (which, to the extent that such payroll withholding results in “over withholding” under FICA or FUTA, may be subject to refund to the employee recipient). The Company will be entitled to a deduction for such payments in accordance with the applicable United States and state income tax laws and to matching tax contributions under FICA and FUTA (which is not subject to refund)

The following table shows awards of restricted stock which were granted pursuant to the Plan on February 28, 2005, subject to the approval of the Plan by the stockholders at the annual meeting.

NEW PLAN BENEFITS

Name and Position	Dollar Value ($) (1)		Number of Units (2)
Jerry A. Newby, Chairman, President and CEO	$	none	none

C. Lee Ellis, Executive Vice President, Operations, Director		$144,300	10,000

Wayne Hawkins, Executive Vice President, Marketing		$115,440	8,000

William B. Harper, Senior Vice President, Life and Loan Operations		$43,290	3,000

John T. Jung, Senior Vice President, CIO		$43,290	3,000

Executive Group (3)		$360,750	25,000

(1)	The dollar value is based upon the fair market value of the common stock, $14.43 per share, on February 28, 2005, the date the award was granted, subject to stockholder approval. These grants will not vest, and the recipient will not be able to sell the shares, until the third anniversary after the date of grant.
(2)	For each person shown, and for eight persons shown for the Executive Group, the number of shares may be increased by 50 percent of the grant if certain target levels of ownership of Company common stock are met by May 31, 2005. An additional 24,500 shares could be granted to the Executive Group on this basis. These additional shares may not be sold until the recipient’s retirement.
(3)	The Executive Group consists of eight persons, not counting the five persons named in the table.

Vote Required for Approval

Under the General Corporation Law for the State of Delaware and the Company’s Certificate of Incorporation and Bylaws, the affirmative vote of the holders of a majority of the outstanding common shares present in person or by proxy at the meeting is required for the approval of this proposal.

The Board of Directors recommends a vote FOR this proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of copies of such reports and representations made by directors and officers of the Company, the Company believes that during the prior fiscal year beginning January 1, 2004 its officers and directors complied with all Section 16(a) filing requirements. The Company has procedures in place to monitor Section 16(a) compliance and also sends out regular reminders to directors and officers about their reporting obligations under Section 16(a).

CODE OF ETHICS

The Company has adopted a code of ethics applicable to the Company’s chief executive officer, chief financial officer and directors which is designed to deter wrongdoing and otherwise promote ethical conduct, compliance with law, including appropriate disclosure obligations, prompt reporting of violations and accountability and deter conflicts of interest. The code of ethics is posted on the Company’s website at www.alfains.com.

STOCKHOLDERS PROPOSALS

Stockholders are hereby notified that any proposals which they wish to have included in the proxy and proxy statement for the annual meeting of the stockholders of the Company in 2006 must be received in writing at its offices in Montgomery, Alabama, no later than December 10, 2005. To insure prompt receipt by the Company, all such proposals should be sent by certified mail, return receipt requested, addressed to Secretary, Alfa Corporation, P. O. Box 11000, Montgomery, Alabama 36191-0001. Proposals must comply with the Securities and Exchange Commission proxy rules relating to stockholders’ proposals to be included in the proxy materials.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company’s principal auditors for the fiscal year just completed were KPMG LLP. The Audit Committee selects auditors for the Company annually and reports their selection to the Board of Directors. A representative of KPMG LLP is expected to be present at the stockholders meeting with the opportunity to make a statement, and also to respond to appropriate questions.

OTHER PROPOSED ACTION

Management is not aware of any other matters to be brought before the meeting. If other proper business or questions are presented at the meeting, the persons holding the proxies will vote in accordance with their judgment on such business or questions.

STOCKHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

The date of this proxy statement is March 24, 2005.

Exhibit A

ALFA CORPORATION

2005 AMENDED AND RESTATED STOCK INCENTIVE PLAN

1. Purpose of Plan. The purpose of this Amended and Restated Stock Incentive Plan is to promote the interests of Alfa Corporation (the “Company”) and its shareholders by encouraging selected officers and key employees of the Alfa Mutual Insurance Company (“Mutual”) and the Company who provide substantive management, administrative, sales and other employment services to the Company or Mutual to invest in or acquire the Company’s capital stock (the “Stock” as herein defined), thereby giving them as shareholders an increased personal interest in the Company’s profits and its continuing growth, development and financial success, providing them an additional incentive in their efforts on behalf of the Company and Mutual, and strengthening their desire to continue to provide management, sales and other employment services to the Company and Mutual. So long as the Company, Mutual and other affiliated insurance companies mutually participate in the pooled premium revenues of such companies, employee services to either the Company or Mutual are considered to be for the benefit of both the Company and Mutual. This Plan amends and restates the Company’s 1993 Stock Incentive Plan and the Company’s Amended and Restated Stock Incentive Plan effective January 1, 2001.

2. Definitions. When used herein, except where the context clearly indicates otherwise, the following terms have the meaning set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as in effect from time to time.

(b) “Award” means a SAR, Restricted Share, Restricted Share Unit, or Performance Share.

(c) “Award Agreement” means a written or electronic agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to the Grantee and containing terms and provisions of Awards, consistent with the Plan, as the Committee may approve. Such agreement may, but is not required to be, executed by a Grantee.

(d) “Base Price” means the initial value of a SAR as established by the Committee on the Date of Grant.

(e) “Board” means the Board of Directors of Alfa Corporation.

(f) “Code” means the Internal Revenue Code of 1986 as amended or recodified from time to time.

(g) “Committee” means the Compensation Committee of the Board or any other standing or special committee that may be established and appointed by the Board for the purpose of administering this Plan and performing such other duties as are contemplated to be performed by the Committee as herein provided. If the Board shall act as a committee of the whole in any matter under this Plan, either because of its inherent discretion to do so or because no such Committee then exists, then, in that event, references herein to “Committee” shall be deemed to include the Board of Directors acting in such a capacity.

(h) “Company” means Alfa Corporation and includes any corporation which is or may become a parent or subsidiary (as defined in Section 424(e) and (f) of the Code) of Alfa Corporation.

(i) “Date of Grant” means the date specified by the Committee on which a grant of a Stock Option or Award shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

(j) “Dividend Equivalents” means the nonforfeitable right of a Grantee, if such right is explicitly granted in connection with each share of Stock subject to a Stock Option or an Award, to an amount equal to the cash dividends paid on a share of Stock related to such Stock Option or Award as specified in the Plan and in the Stock Option Agreement or Award Agreement.

(k) “Fair Market Value” means, with respect to a share of Stock, whichever of the following is applicable:

(i) if the Stock is then traded either in the over-the-counter market or on an exchange, the last sales price per share of Stock as reported at the close of business on the date of grant by the NASDAQ National Market System or by the principal exchange on which the Stock is traded, or by any other responsible reporting service selected by the Committee, or if there were no transactions in the Stock on such date, then the last preceding date on which transactions took place, or

(ii) if the Stock is not then actively traded either in the over-the-counter market or on an exchange, in such manner as the Committee, in its sole discretion, may determine by a good faith effort.

Notwithstanding the foregoing, the Committee may determine the Fair Market Value in any other manner as is permitted or required by applicable law or regulations.

(l) “Grantee” means a person who is eligible to participate in this Plan and has been granted one or more Stock Options or Awards under this Plan.

(m) “Incentive Stock Option” means an option to purchase Stock which qualifies as an incentive stock option under Section 422 of the Code and which is designated by the Committee to be an Incentive Stock Option.

(n) “Mutual” means Alfa Mutual Insurance Company.

(o) “Nonqualified Stock Option” means an option to purchase Stock which is designated as such or which does not qualify as an Incentive Stock Option.

(p) “Option Price” means the purchase price per share of Stock payable on exercise of a Stock Option.

(q) “Performance Share” means a contractual right awarded pursuant to Section 10 of this Plan to receive a share of Stock (or its value in cash) that is forfeitable by the Grantee until the achievement of pre-established objectives over an established period.

(r) “Plan” means the Alfa Corporation 2005 Amended and Restated Stock Incentive Plan as contained herein and any amendments hereto or restatements hereof.

(s) “Prior Plans” means the Alfa Corporation Amended and Restated Stock Incentive Plan, effective January 1, 2001, and the 1993 Stock Incentive Plan.

(t) “Restricted Share” means an award of a share of Stock made pursuant to Section 9 of this Plan that is forfeitable by the Grantee until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee.

(u) “Restricted Share Unit” means a contractual right awarded pursuant to Section 9 of this Plan to receive a share of Stock (or its value in cash) that is forfeitable by the Grantee until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee.

(v) “SAR” means a stock appreciation right granted under Section 8 of the Plan in respect of one or more shares of Stock that entitles a Grantee to receive, in cash or shares of Stock, at the discretion of the Committee, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date the SAR is exercised over the Base Price.

(w) “Stock” means the Common Stock, $1.00 par value, of the Company.

(x) “Stock Option” (unless further qualified) means either an Incentive Stock Option or a Nonqualified Stock Option granted under Sections 6 and 7 of the Plan.

(y) “Stock Option Agreement” means the agreement entered into between the Company and any Grantee of a Stock Option under this Plan, defining the terms, conditions, restrictions, rights and privileges with respect to such Stock Options.

(z) “Ten Percent Shareholder” means a person who owns, directly or indirectly through the stock attribution rules of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

3. Eligibility and Participation. Officers and employees of either Mutual or the Company or other persons who are performing or who have been employed to perform services of significant importance to the management, operation or development of the Company or Mutual are eligible to participate in this Plan. Eligible employees may include employees who are also officers of the Company and members of the Board. Nonemployee members of the Board shall not be eligible to participate in this Plan.

Stock Options and Awards may be granted to those persons eligible to participate in the Plan at such times and upon such terms and conditions as the Committee, in its sole discretion, shall determine.

4. Shares Subject to the Plan. (a) Total Number of Shares. A maximum of Three Million Eight Hundred Thousand (3,800,000) shares of Stock may be issued under the Plan. The shares authorized by this Plan shall not include shares previously authorized and made the subject of grants of options under the Prior Plans which shares shall continue to be subject to issuance and shall be governed by the terms of the Prior Plans. Shares issuable under the Plan may include authorized but unissued or reacquired shares of Stock. Notwithstanding the foregoing, the following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

(i) When a SAR is granted in tandem with a Stock Option, so that only one may be exercised with the other terminating upon such exercise, the number of shares subject to the tandem Stock Option and SAR shall only be taken into account once (and not as to both awards) for purposes of this limit or any other limit set forth in this Plan.

(ii) Any shares of Stock which are subject to Stock Options or Awards under this Plan, but not the Prior Plans, that are terminated, unexercised, forfeited or surrendered or that expire for any reason (including, but not limited to, shares of Stock tendered to exercise outstanding Stock Options or shares tendered or withheld for taxes under any Stock Option or Award under this Plan) shall again be available for issuance under the Plan.

(iii) SARs, Restricted Stock Units and Performance Shares that can only be settled in cash shall not result in a charge against the aggregate number of shares available for issuance. For purposes of determining the maximum number of shares available for issuance under the Plan, SARs, Restricted Stock Units and Performance Shares that may be settled in shares of Stock shall cause the available reserve to be reduced by the maximum number of shares of Stock that may be issued in connection with the Award. Notwithstanding the foregoing, any shares not actually issued at exercise or settlement shall again be available for issuance under the Plan.

(iv) The shares available for issuance under the Plan shall be subject to adjustment as provided in Section 13 of this Plan.

(b) Individual Limits. Notwithstanding anything in this Plan to the contrary, and subject to adjustment as provided in Section 13 of this Plan, in any calendar year no Grantee shall be granted under this Plan (i) Stock Options or SARs for more than 200,000 shares of Stock or (ii) any Restricted Shares, Restricted Share Units or Performance Shares intended to be performance based compensation under Section 11 for more than 40,000 shares of Stock. The purpose of the limits set forth in this Section 4(b) is to comply with Section 162(m) of the Code and not to create a presumption that any person is entitled to a grant of a Stock Option or Award for the maximum amount stated.

5. Administration.

(a) Powers of the Committee. The Committee shall administer the Plan and shall have all powers necessary or appropriate to enable it to properly administer the Plan, including but not limited to the following powers:

(i) To grant Incentive Stock Options, Nonqualified Stock Options and Awards under the Plan, including the power to determine those eligible to receive Stock Options or Awards, the number of shares of Stock subject to such Stock Options or Awards, and the terms and conditions of Stock Option Agreements and Award Agreements (which shall include the terms and conditions of this Plan but may also include other terms and conditions not inconsistent with the Plan);

(ii) To accelerate the exercise or settlement of any Stock Option or Award;

(iii) To cancel any Stock Option or Award awarded under the Plan (1) if a Grantee (while an officer or employee of the Company or Mutual or while otherwise employed or engaged, contractually or otherwise, to perform services in accordance with Section 3 of this Plan) conducts or conducted himself in a manner which the Committee determines to be inimical to the best interests of the Company, including, but not limited to, a Grantee’s admission of guilt or conviction of any crime resulting from dishonesty in connection with the affairs of the Company, Mutual, or any affiliate thereof, a finding by the Committee that the Grantee has engaged in any act of fraud or any fraudulent activity (whether or not admitted to by the Grantee or prosecuted by the Company) or a finding by the Committee that the Grantee has conducted the affairs of the Company, Mutual, or any affiliate thereof, in his or her own interests and contrary to the interests of the Company, Mutual, or any affiliate thereof, or (2) if a Grantee’s employment or engagement, contractual or otherwise, is terminated by the Company or Mutual for “cause,” which for this purpose shall be determined by the Committee and shall mean, unless defined otherwise in the Stock Option Agreement or Award Agreement, (x) the engaging by the Grantee in willful, reckless or grossly negligent misconduct which is determined by the Committee to be materially injurious to the Company, Mutual, or any affiliate thereof, monetarily or otherwise, or (y) the Grantee’s pleading guilty to or conviction of a felony;

(iv) To construe and interpret the Plan, to establish rules and regulations relating to the interpretation and administration of the Plan, to delegate administrative responsibilities as it deems proper, and to perform all other acts it deems necessary to carry out the purpose and intent of the Plan; and

(v) To correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Stock Option or Award granted pursuant to the Plan in such a manner and to the extent it deems necessary or appropriate.

(b) Designation of Stock Options. At the time of the grant of a Stock Option under this Plan, the Committee shall designate whether it is an Incentive Stock Option or a

Nonqualified Stock Option, provided, however, that if it is not otherwise designated, it shall be treated as a Nonqualified Stock Option.

(c) Conduct of Committee Business. A majority of the Committee shall constitute a quorum; the action of a majority of members of the Committee present at any meeting held in any manner provided in the bylaws of the Company (e.g., in person or by telephone) at which a quorum is present or actions unanimously adopted in writing without the holding of a meeting shall be the acts of the Committee. Any decision made or action taken by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive, subject only to review by the Board, in which event the determination of the Board shall be final and conclusive.

(d) Discretion of the Committee. The Committee’s determinations under the Plan (including, without limitation, its determinations of the persons to receive grants; the number of shares subject to each Stock Option or Award; and the form, terms and provisions of such grants) need not be uniform and may be made selectively among persons who receive or are eligible to receive grants under the Plan, whether or not such persons are similarly situated.

6. Terms and Conditions of Stock Options. Each Stock Option granted under the Plan shall be evidenced by a written Stock Option Agreement, consistent with the Plan, in a form approved by the Committee. Such agreement shall be subject to or shall contain the following provisions and shall contain such other provisions not inconsistent with the terms of this Plan as the Committee may determine:

(a) Number of Options Granted. The agreement shall specify whether the grant is of an Incentive Stock Option or a Nonqualified Stock Option and the number of shares subject to the Stock Option. Unless determined otherwise by the Committee, Stock Options will not be granted with Dividend Equivalents.

(b) Price. The agreement shall specify the Option Price which shall not be less than 100% of the Fair Market Value per share of Stock on the Date of Grant.

(c) Period. The Committee shall determine the period during which a Stock Option may be exercised; however, subject to Section 12, no Stock Option shall be exercisable after ten years from the Date of Grant.

(d) Installment Exercise. Subject to Section 12, the Stock Option Agreement may (but need not) provide that the right to exercise a Stock Option shall vest or accrue in such incremental installments over such a period of time as shall be designated by the granting authority.

(e) Manner of Exercise. A Stock Option, or any portion thereof, shall be exercised by delivery to the Company of a written notice of exercise by the Grantee in such form as the Committee shall reasonably require and payment by the Grantee of the full Option Price.

(f) Payment. The price of an exercised Stock Option, or any portion thereof, shall be paid in any of the following methods as determined by the Committee at the time of the grant of the Stock Option and as set forth or referred to in the Stock Option Agreement:

(i) in cash, or by check, bank draft or money order payable to the order of the Company (all of which will be accepted as full payment subject to collection);

(ii) in the sole discretion of the Committee, by the delivery of certificates (duly endorsed for transfer) or by a duly authorized attestation regarding the delivery of such certificates acceptable to the Committee for shares of Stock having an aggregate Fair Market Value equal to the Option Price of the Shares being paid in such medium of payment provided such shares have been held for at least six months;

(iii) in the sole discretion of the Committee, by any combination of (i) and (ii) above; or

(iv) to the extent permitted by law, a broker assisted cashless exercise

7. Special Rules for Incentive Stock Options. Notwithstanding any other provision of the Plan, in the case of any Stock Option granted under the Plan which is designated as an Incentive Stock Option, the provisions set forth in this Section 7 will apply. References to Section 422 of the Code shall mean Section 422, or any successor section, as it may from time to time be amended.

(a) Employment by the Company. No Incentive Stock Option may be granted to a Grantee who is not determined to be an “employee” of the Company (which may include “dual employment” status with both the Company and Mutual) within the meaning of Section 422 of the Code.

(b) Options Granted at Fair Market Value. Incentive Stock Options shall be granted at Option Prices which are not less than fair market value as defined in Section 422 of the Code (which includes “Fair Market Value”).

(c) Special Rules for 10% Shareholders. No Incentive Stock Option shall be granted to an employee who, at the time of grant, is a Ten Percent Shareholder, unless the Option Price is at least 110% of the Fair Market Value of the Stock subject to the Stock Option and such Stock Option, by its terms, is not exercisable after the expiration of 5 years from the Date of Grant.

(d) Options for Stock Having Fair Market Value in Excess of $100,000. No Incentive Stock Option shall be granted to an employee which, if aggregated with all other Incentive Stock Options (within the meaning of Code Section 422, whether or not issued under this Plan) would result in Stock having a Fair Market Value (determined at the Date of Grant of each Stock Option) in excess of $100,000 (or such larger individual employee maximum amount as may be in effect from time to time under the Code at the time the Incentive Stock Option is granted) becoming first exercisable during any one calendar year.

(e) Notification of Disposition of Shares within Certain Time Periods. Any Grantee who disposes of shares of Stock transferred to him pursuant to the exercise of an Incentive Stock Option either (i) within two years after the Date of Grant of the Incentive Stock Option under which the Stock was transferred to him or (ii) within one year after the transfer of such shares to the Grantee shall notify the Company of such disposition and of the amount realized upon such disposition.

(f) Compliance with Other Code Requirements Applicable to Incentive Stock Options. Incentive Stock Options shall comply with the grant terms required of such Stock Options as provided in Section 422 of the Code.

8. SARs. The Committee may from time to time authorize grants to any Grantee of SARs upon such terms and conditions as the Committee may determine in accordance with the provisions set forth below.

(a) Each grant shall specify the number of shares of Stock to which it pertains, subject to the limitations set forth in Section 4 of this Plan. Unless determined otherwise by the Committee, SARs will not be granted with Dividend Equivalents.

(b) Each grant shall specify the Base Price, which unless determined otherwise by the Committee, shall not be less than 100% of the Fair Market Value on the Date of Grant.

(c) SARs may be granted in tandem with a Stock Option, or may be granted on a freestanding basis, not related to any Stock Option.

(d) Subject to Section 12, each grant shall specify the required period or periods (if any) of service by the Grantee with the Company and/or any other conditions to be satisfied before the SARs or installments thereof shall become exercisable.

(e) Subject to Section 12 and except as otherwise provided in an Award Agreement, no SAR shall be exercisable more than 10 years from the Date of Grant.

(f) A Grantee may exercise a SAR in whole or in part at any time and from time to time during the period within which the SAR may be exercised. A Grantee shall give written notice to the Company specifying the number of SARs to be exercised. Upon exercise of a SAR, the Grantee shall be entitled to receive payment, at the discretion of the Committee, in cash, in shares of Stock, or in a combination thereof.

(g) Each grant shall be evidenced by an Award Agreement.

9. Restricted Shares and Restricted Share Units. The Committee may from time to time authorize grants to any Grantee of Restricted Shares and Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with the provisions set forth below.

(a) Each grant shall specify the number of shares of Stock to which it pertains, subject to the limitations set forth in Section 4 of this Plan.

(b) Subject to Section 12, each grant may specify the required period or periods of service by the Grantee with the Company (which shall not be less than three years) and/or any performance or other conditions to be satisfied before the restrictions on the Restricted Shares or Restricted Share Units (or installments thereof) shall lapse.

(c) Restricted Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. The

Committee shall require that any stock certificates evidencing any Restricted Shares be held in the custody of the Company and/or bear a legend until the restrictions lapse, and that, as a condition of any Restricted Share Award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the shares of Stock covered by such Award. As a condition to grant, if required by applicable law or otherwise determined by the Committee, Grantees may be required to pay a minimum purchase price.

(d) Restricted Share Units represent a contractual right to receive the economic equivalent of an award of Restricted Shares. At the discretion of the Committee, Restricted Share Units may be settled in shares of Stock, the cash value of shares of Stock, or a combination. No shares of Stock will be issued at the time an award of Restricted Share Units is made.

(e) Unless otherwise determined by the Committee, Grantees holding Restricted Shares may exercise full voting rights and other rights as a shareholder with respect to those shares prior to the lapse of restrictions. Grantees holding Restricted Share Units shall not have any rights as a shareholder prior to the actual issuance of shares of Stock.

(f) To the extent the Restricted Shares or Restricted Share Units are designated as “performance-based” compensation under Section 162(m) of the Code, they shall be subject to the restrictions set forth in Section 11.

(g) Each grant shall be evidenced by an Award Agreement.

10. Performance Shares. The Committee may from time to time authorize grants to any Grantee of Performance Shares upon such terms and conditions as the Committee may determine in accordance with the provisions set forth below.

(a) Each grant shall specify the number of shares of Stock to which it pertains, subject to the limitations set forth in Section 4 of this Plan. No shares of Stock will be issued at the time an award of Performance Shares is made. Unless determined otherwise by the Committee, Performance Shares will not be granted with Dividend Equivalents.

(b) Subject to Section 12, each grant shall specify the performance conditions and required period or periods (if any) of service by the Grantee with the Company to earn the Performance Shares. The Committee may provide that if performance relative to the performance goals exceeds targeted levels, then the number of Performance Shares earned shall be a multiple, not in excess of 200%, of those that would be earned for target performance.

(c) Unless otherwise determined by the Committee, Grantees holding Performance Shares shall not have any rights as a shareholder prior to the actual issuance of shares of Stock.

(d) To the extent the Performance Shares are designated as “performance-based” compensation under Section 162(m) of the Code, including Section 1.162 – 27(e) of the related Treasury regulations, they shall be subject to the restrictions set forth in Section 11.

(e) Each grant shall be evidenced by an Award Agreement.

11. Qualified Performance-Based Awards. The Committee may designate whether any Award granted to an employee is intended to qualify as “performance-based compensation”, within the meaning of Section 162(m) of the Code and the regulations thereunder.

(a) Any Award intended to be performance-based compensation shall be, to the extent required by Treasury Regulation Section 1.162-27(e), conditioned upon the achievement of one or more of the following performance measures: total shareholder return, stock price, operating earnings, net earnings, return on equity, income, market share, return on assets, capital ratios, loss ratios, combined ratios, investment performance, growth through mergers and acquisitions, level of expenses or growth in revenue. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance measures may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any performance period as it deems equitable in recognition of unusual or non- recurring events affecting the Company, changes in applicable tax laws or accounting principles, catastrophe losses or such other factors as the Committee may determine, including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Grantee.

(b) Any Award that is intended to qualify as “performance-based compensation” pursuant to Section 162(m) of the Code and the regulations thereunder shall also be subject to the following:

(i) The Committee making any Award determination shall be comprised solely of two or more outside directors (as defined by Treasury regulation Section 1.162-27(e)(3)) (the “Outside Committee”).

(ii) No later than 90 days following the commencement of each performance period of service to which the performance goal relates (or such other time as may be required or permitted by Section 162(m) of the Code or the regulations thereunder), the Committee shall, in writing, (1) grant a target number of shares or units, (2) select the performance goal or goals applicable to the performance period and (3) specify the relationship between performance goals and the number of shares or units that may be earned by a Grantee for such performance period.

(iii) Following the completion of each performance period, the Outside Committee shall certify in writing whether the applicable performance targets and any other material terms have been achieved and the number of units or shares, if any, earned by a Grantee for such performance period.

In determining the number of units or shares earned by a Grantee for a given performance period, subject to any applicable Award Agreement, the Outside Committee shall have the right to reduce (but not increase) the amount at a given level of performance to take into account additional factors that the Outside Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

(iv) The material terms of the performance goal under which the Award is to be made shall be disclosed and subsequently approved by the shareholders of the Company before the Award is made if so required by Treasury regulation Section 1.162-27(e)(4).

12. Provisions Applicable Generally to Stock Options and Awards.

(a) Withholding Taxes. A Grantee must remit to the Company an amount equal to applicable federal and state withholding tax obligations (“Withholding Taxes”) required to be withheld and paid by the Company under Federal, State, or local law in the event of the exercise of a Stock Option or other Award pursuant to which withholding taxes may be due. The Grantee may pay such Withholding Taxes (i) in cash or by personal check (which will be accepted subject to collection), or (ii) may make an irrevocable written election, subject to the Committee’s sole discretion to consent to or to disapprove such election, to pay such Withholding Taxes by the surrender and cancellation of a portion of the Stock Options to be exercised or Awards granted hereunder (subject to the limitations provided hereafter or in any Stock Option or Award Agreement and only up to the minimum federal and state withholding requirements) or (iii) by delivery of a certificate or certificates for already owned shares of the Company’s Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of the New York Stock Exchange or by a national banking association or (iv) by a combination of cash, surrender of Stock Options or Awards and already owned shares. If paid by the surrender of Stock Options or Awards, surrendered Stock Options shall be valued at the difference between the exercise price as provided in the Stock Option Agreement and the Fair Market Value at the date of exercise, or the difference between the Base Price (in the case of SARs) and the Fair Market Value at the date of surrender, or such other method determined by the Committee in the case of other Awards. It is the intention of the Company that no action be taken under the Plan which would result in a violation of Section 16(b) of the Act; accordingly, the Company reserves the right to require any Grantee seeking to satisfy withholding tax requirements by surrender of Stock Options or Awards to furnish an opinion of counsel, acceptable to the Company, to the effect that no violation will result from utilization of this provision.

(b) Expiration of Stock Options or Awards upon Termination of Employment Other Than Retirement at Normal Retirement Age.

(i) A Stock Option or SAR which, at the time of Grantee’s termination of employment by the Company (or Mutual, as the case may be) for any reason other than retirement at or after normal retirement age or under early retirement conditions as authorized by the Company (or Mutual, as the case may be) (or as a result of disability under Section 22(e)(3) of the Code, which, for purposes of this Plan, shall be treated as authorized early retirement conditions), is not then exercisable shall expire upon termination of employment and shall not become exercisable thereafter except as otherwise provided herein or except with the specific approval of the Committee. A Restricted Share or Restricted Share Unit which at the time of Grantee’s termination of employment by the Company (or Mutual, as the case may be) for any reason other than retirement at or after normal retirement age or under early retirement conditions as authorized by the Company (or Mutual, as the case may be) that is not then vested shall expire upon Grantee’s termination. If a Grantee ceases to be employed by the Company (or Mutual, as the case may be) other than by reason of retirement at or after normal retirement age or pursuant to authorized early retirement conditions after a Stock Option or SAR granted after the effective date of this Plan becomes exercisable but prior to his exercise of a Stock Option or SAR, the Stock Option or SAR shall expire upon the expiration of the following periods, notwithstanding that a later expiration date is set forth in any Stock Option Agreement or Award Agreement to which the Stock Option or SAR is subject (“Original Expiration Date”):

(1) Two years after the Grantee’s death, provided the Grantee was, at death, employed by the Company or Mutual, as the case may be;

(2) Ninety (90) days after the date of termination of employment when termination is for any reason other than death or retirement at or after normal retirement age or upon conditions of authorized early retirement, whether notice of termination is given by the Grantee to the Company (or Mutual, as the case may be) or by the Company (or Mutual, as the case may be) to the Grantee, except as and to the extent that the Committee may otherwise determine and provide in the Stock Option Agreement or Award Agreement;

(3) Notwithstanding the foregoing, no Stock Option or SAR shall extend beyond the Original Expiration Date, except in the case of a Grantee who dies holding a Nonqualified Stock Option or SAR, in which case a one-year exercise period following the date of death will run without regard to the expiration of the Stock Option’s or SAR’s original term or the period set forth in subparagraph 12(b)(i)(1), above; and

(4) In the event of death following termination of employment while any portion of a Stock Option or SAR remains exercisable, the Committee, in its discretion, may permit the exercise to be extended for a period ending with the earlier of (a) two years following the date of death of the Grantee or (b) the Original Expiration Date.

(ii) If a Grantee ceases to be employed by the Company (or Mutual, as the case may be) either by reason of retirement at or after normal retirement age or upon authorized early retirement conditions, whether notice of termination is given by the Grantee to the Company (or Mutual, as the case may be) or by the Company (or Mutual, as the case may be) to the Grantee, any Award based upon either the Grantee’s or the Company’s (or Mutual’s) performance under Section 10 or 11 shall be paid and the value of such Award shall be calculated at the end of the performance period stated in the Award. The amount to which Grantee shall be entitled shall be pro-rated based on the number of months in the performance period that Grantee worked. The payment, however, shall not be made until the completion of the entire period for which the Award was originally granted.

(iii) For purposes of this Section 12(b), a Grantee shall not be deemed to have terminated employment during any leave of absence of the Grantee authorized by the Company under the Company’s standard personnel practices.

(c) Nontransferability. Stock Options or Awards granted under the Plan shall not be transferable by a Grantee except by will or the laws of descent and distribution, and shall be exercisable (or payable) during Grantee’s lifetime only by (or to) the Grantee or his or her custodian, guardian or similar representative. No right or interest of any Grantee shall be subject to any lien, obligation or liability of such Grantee.

(d) No Shareholder Rights Until Exercise of Options or Awards and Issuance of Shares. Unless provided otherwise in this Plan or in the Stock Option Agreement or Award Agreement, a Grantee shall have none of the rights of a shareholder until the shares of Stock represented by an exercised Stock Option or payable pursuant to an Award are issued to such Grantee (other than rights to adjustments in the number of shares subject to the Stock Option or Award in the event of certain recapitalizations or dividend declarations as authorized herein and as permitted in the Stock Option Agreement or Award Agreement).

(e) Treatment of Dividend Equivalents.

(i) The Committee may from time to time authorize grants of Stock Options or Awards with Dividend Equivalents upon such terms and conditions as the Committee may determine in accordance with the provisions set forth below and as stated in any Stock Option Agreement or Award Agreement. If such Dividend Equivalents are granted, the Grantee shall have the nonforfeitable right to receive in connection with each share of Stock subject to a Stock Option or Award an amount equal to the cash dividends paid on a share of Stock from the Date of Grant until the exercise date of the Stock Options to which such Dividend Equivalents are applicable or, in the case of an Award, the date on which the Award becomes payable to the Grantee. Such Dividend Equivalents shall be accumulated during the period from the date of payment of each such cash dividend paid on a share of Stock until the payment of the Dividend Equivalents to a Grantee. Such Dividend Equivalents shall also include interest on the balances credited to a Grantee’s account compounded quarterly and calculated at the rates then applicable to the Alfa Companies Employee Savings Plan (or any amendment or replacement thereof) or, if such Employee Savings Plan should not be in existence, at such rates similarly determined as the Committee may establish. Dividend Equivalents respecting Stock Options shall be payable in cash upon the earlier of the date of (x) the exercise of the Stock Option with respect to which the Dividend Equivalent is associated or (y) the expiration or termination of the Stock Option.

(ii) Unless otherwise determined by the Committee, Grantees holding Restricted Shares or Restricted Share Units shall be entitled to receive all dividends (or Dividend Equivalents, if applicable) and other distributions paid with respect to the shares underlying the Awards; provided that such dividends (or Dividend Equivalents, if applicable) shall not be paid currently, but rather shall be credited to an account established for the Grantee and invested in additional shares of Stock or Restricted Share Units on the distribution date of the applicable dividend. Any additional shares or units credited in respect of dividends (or Dividend Equivalents, if applicable) shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Restricted Shares or Restricted Share Units with respect to which such dividends (or Dividend Equivalents, if applicable) were payable.

(f) Effect of Change of Office.

(i) Notwithstanding any other provision of the Plan, within the first 24 months following a Change of Office as defined below, any Grantee holding the office of Senior Vice President or above at the time of any such change whose employment is terminated shall be considered for purposes of this Plan to have terminated employment under authorized early retirement conditions.

(ii) For purposes of Section 12(f), “Change of Office” means a change in the office of the President or the Chairman of the Board of the Company or Mutual.

(g) Vesting at Death. If any Stock Option or Award is granted pursuant to terms that provide that the Grantee’s right to exercise or receive such Stock Option or Award is subject to vesting over a period of time stated in the Stock Option Agreement or Award Agreement, such Stock Option or Award shall become fully vested upon the death of the Grantee notwithstanding any vesting period.

13. Reorganizations and Recapitalizations of the Company.

(a) Effect on Corporate Powers. The existence of this Plan and the Stock Options and Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Issuance of Additional Stock. Except as provided in the following subparagraphs of this Section, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class in exchange for cash, property, labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Stock Options or Awards granted hereunder.

(c) Capital Readjustments. If and whenever the outstanding shares of Stock of the Company shall be increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, dividend payable in shares of Stock, combination of shares, subdivision or consolidation of shares, or similar capital readjustment without receiving compensation therefor in money, services or property, the number of shares of Stock subject to the Plan and the individual limits on shares that may be subject to Stock Options or Awards in any calendar year shall be proportionately adjusted, and the outstanding Stock Options and Awards hereunder shall be adjusted in such manner as the Stock Option Agreement or Award Agreement may provide, provided, however, that any such adjustment shall not be more favorable (but may be less favorable) than the following and provided further that in the absence of any varying provision in the Stock Option Agreement, the Award Agreement, the Stock Option or Award shall be adjusted as follows:

(i) In the event of an increase in the number of outstanding shares of Stock the number of shares shall be proportionately increased, and the Option Price payable per share or Base Price shall be proportionately reduced;

(ii) In the event of a reduction in the number of outstanding shares of Stock, the number of shares shall be proportionately reduced, and the Option Price payable per share or Base Price shall be proportionately increased; and

(iii) In the event the Stock becomes entitled to other rights or privileges or other adjustments are made thereto without the payment of any consideration in money, services or property, the Stock Option or Award shall be adjusted in such equitable manner so that the shares of Stock covered by the Stock Option or Award shall include all such rights, privileges or other adjustments (including, without limitation, rights under any rights agreement then in existence with respect to the Company’s Stock or, subject to the payment of the consideration payable upon the exercise of any such right, shares or other securities issuable upon the exercise of any such right) as the Committee, in its discretion, deems fair and equitable.

(d) Merger, Consolidation and Other Reorganizations. In the event of a merger, consolidation or other reorganization of the Company, the Stock Options or Awards outstanding under this Plan shall be adjusted as may be provided in the Stock Option Agreement or Award Agreement, provided, however, that any such adjustment shall not be more favorable (but may be less favorable) than the following and provided further that in the absence of any varying provision in the Stock Option Agreement and Award Agreement, the Stock Option or Awards shall be adjusted as follows:

(i) If the Company reorganizes, merges or consolidates with one or more corporations, and the Company is the surviving corporation, thereafter, upon any exercise of Stock Options or Awards granted hereunder, the Grantee shall, at no additional cost (other than the Option Price or Base Price, if any) be entitled to receive (subject to any required action by shareholders), in lieu of the number of shares as to which such Stock Options or Awards shall then be exercisable or settled, the number and class of shares of stock or other securities to which the Grantee would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Grantee had been the holder of record of the number of shares of Stock of the Company equal to the number of shares as to which such Stock Options or Awards shall be exercised or settled.

(ii) If the Company (x) reorganizes, merges or consolidates with one or more corporations and the Company is not the surviving corporation, (y) is the subject of a transaction or transactions pursuant to which substantially all of its stock or assets are purchased or acquired by one or more other corporations firms or groups or (z) liquidates or dissolves, then in any such event, all outstanding Stock Options and Awards shall, unless equitable provisions satisfactory to the Committee are made in connection with such reorganization, merger, consolidation or transfer for the assumption by the surviving or acquiring corporation of such Stock Options and Awards, be canceled by the Company as of the effective date of any such reorganization, merger or consolidation, or of any dissolution or liquidation of the Company, by giving notice to each holder thereof or his personal representative of its intention to so reorganize, merge, consolidate or transfer such assets or control, liquidate or dissolve and by permitting the exercise or settlement during the thirty-day period immediately prior to such effective date of all Stock Options and Awards which are outstanding as of such date, whether or not otherwise exercisable or vested.

14. Term of Plan. The Plan shall be effective January 1, 2005, subject to approval by the holders of common stock of the Company within twelve (12) months of the effective date. All Stock Options or Awards issued under the Plan shall remain in effect until all such Stock Options or Awards have been exercised, surrendered, expired or cancelled. Assuming stockholder approval of the Plan, no Stock Options or Awards shall be granted pursuant to this Plan after December 31, 2015. Awards intended to be performance-based awards under Section 11 and intended to qualify under Section 162(m) or the Code shall be approved by shareholders as may be required from time-to-time by Section 162(m) and the regulations thereunder.

15. Amendment and Termination of Plan.

(a) Authority of Board. The Board may, at any time, without further approval of the shareholders, by an instrument in writing, suspend or terminate the Plan, in whole or in part, or amend it in such respects as the Board, in its sole discretion, deems appropriate and in the best interests of the Company, provided, however, that no such amendment shall be made without approval of the shareholders if applicable rules of the Securities and Exchange Commission, the Code, Nasdaq or other applicable law require such shareholder approval. No Stock Options shall be re-priced without shareholder approval.

(b) No Amendment to Alter Vested Rights of Grantee. Notwithstanding the foregoing, no amendment, suspension or termination of this Plan may, without the Grantee’s written consent, reduce or impair any of the rights or obligations under any then outstanding Stock Option or Award granted to such Grantee under the Plan.

16. Government and Other Regulations. The obligation of the Company to issue or transfer and deliver shares of Stock for Stock Options or Awards exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall be in effect at the time such obligation arises and which are required by governmental entitles or stock exchanges on which the Stock is then traded.

17. Miscellaneous Provisions.

(a) Right to Continued Employment. No person shall have any claim or right to be granted a Stock Option or Award under the Plan, and the grant of a Stock Option or Award under the Plan shall not be construed as giving a Grantee the right to be retained in the employ of the Company. Further, the Company expressly reserves the right at any time to dismiss a Grantee with or without cause, such dismissal to be free from any liability or any claim under the Plan, except as provided herein or in a Stock Option Agreement or Award Agreement.

(b) No Right to Future Grants of Options or Awards as a Consequence of Prior Grants. No eligible participant hereunder who receives a grant of Stock Options or Awards of any kind or containing any particular terms shall have, as a consequence of such grant, the right to receive any future grants of Stock Options or Awards or, if any such future grants should be made solely at the discretion of the Committee, the right to receive grants of Stock Options or Awards containing the same or similar terms.

(c) Other Benefit Plans. No awards, payments or benefits under the Plan shall be taken into account in determining any benefits under any retirement, profit-sharing or other employee benefit plan to which the Company contributes.

(d) Company’s Use of Proceeds from Exercise. Payments received from Grantees to exercise Stock Options or Awards under the Plan shall be used for the general purposes of the Company.

(e) Construction of Plan. The Plan shall be administered in the State of Alabama and shall be governed and interpreted solely in accordance with the laws of the State of Alabama (except that matters of corporate law shall be interpreted in accordance with the law of the State of Delaware).

(f) Effect of Plan upon Successors and Assigns of the Company. This Plan and any Stock Option Agreement or Award Agreement entered into pursuant to the Plan shall be binding upon and the benefits of the Plan and any such Stock Option Agreement or Award Agreement shall inure to the benefit of the Company and any successor or assign of the Company.

(g) Limit on Liability and Indemnification. Neither the Board, the Committee, nor any member of either shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan. In addition to (and not as a limitation on) such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company for (i) all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option or Award granted hereunder, and (ii) all amounts paid by them in settlement of any such action, suit or proceeding (provided such settlement is approved by counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding and prior to taking any steps toward defense of such action, suit or proceeding, a Committee member shall give the

Company written notice thereof and an opportunity to handle and defend the same at the Company’s own expense.

(h) Exemption From Registration of Shares. In the event the issuance of the Stock upon the exercise of any Stock Option or Award is not registered under the Securities Act of 1933 and if the Company so requests prior to the delivery of such shares, in connection with the availability of an exemption from registration of such shares under federal or state securities laws or otherwise, then the Grantee or other person exercising such Stock Option or Award shall agree to hold any shares issued under the Stock Option or Award solely for investment and without any present intention to resell or distribute the same, and to dispose of such shares only in compliance with applicable securities laws and regulations, and shall execute and deliver to the Company an agreement to this effect. The foregoing shall not apply if the Company shall at any time, before or after the adoption of this Plan and the grant or exercise of any Stock Options or Awards pursuant hereto, file a Registration Statement under the Securities Act of 1933 with respect to the Plan or the securities offered to eligible grantees of Stock Options or Awards under the Plan.

18. Prior Interpretations. Any interpretation by the Committee or the Board of any provision of the Prior Plans shall apply to this Plan unless the Plan or any Stock Option Agreement contains a provision that is clearly inconsistent with such interpretation.

19. Shareholder Approval. The effectiveness and continuation of the Plan is subject to approval by the holders of common stock of the Company at a meeting duly called and held in accordance with the General Corporation Law of the State of Delaware and the Certificate of Incorporation and Bylaws of the Company within 12 months following the adoption of the Plan by the Board of Directors of the Company.

20. Severability. If any term or provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, or if the Company receives a written opinion of counsel acceptable to the Company that, based upon a change of law or other considerations any term or provision of this Plan is invalid or unenforceable, the remaining terms and provisions of this Plan shall nevertheless remain valid and enforceable and shall be construed in such a manner as to give full force and effect to such provisions.

21. Construction Under Section 409A of the Code. Notwithstanding any other provision of this Plan or any Stock Option Agreement or Award Agreement, the terms of any Stock Option or Award shall be construed so as not to trigger any penalty for the Grantee under the Section 409A of the Code, or any regulation issued thereunder, and no Plan elections, modifications or distributions will be allowed or implemented if they would cause a Grantee to be subject to interest and penalty taxes under new Code Section 409A without the express written consent of Grantee.

Alfa Corporation

P. O. Box 11000

Montgomery, Alabama 36191-0001

ANNUAL MEETING OF STOCKHOLDERS OF

ALFA CORPORATION

April 28, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS

AND “FOR” APPROVAL OF THE 2005 AMENDED AND RESTATED STOCK INCENTIVE PLAN.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE     ☒

1. ELECTION OF DIRECTORS: NOMINEES			2. Approval of the 2005 Amended and Restated Stock Incentive Plan.	FOR AGAINST ABSTAIN ☐ ☐ ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	☐ Jerry A. Newby ☐ Hal F. Lee ☐ Russell R. Wiggins ☐ Dean Wysner ☐ Jacob C. Harper ☐ Steve Dunn ☐ B. Phil Richardson ☐ Boyd E. Christenberry ☐ John R. Thomas ☐ Larry E. Newman ☐ C. Lee Ellis

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before meeting.

This proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees listed at left for directors and FOR approval of the 2005 Amended and Restated Stock Incentive Plan.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:		■

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ALFA CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jerry A. Newby, and H. Al Scott, or any one of them, each with the power to appoint his substitute, as proxies of the undersigned to represent and to vote, as designated on the reverse side, all the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Alfa Corporation to be held April 28, 2005 and any adjournments thereof.

(Continued and to be signed on the reverse side)